_________________________________________________________________

                        CASINO MAGIC OF LOUISIANA, CORP.

                                    Issuer

                                      and

                           THE GUARANTORS NAMED HEREIN

                                      and

                        FIRST TRUST NATIONAL ASSOCIATION

                                    Trustee

                            ________________________

                                   INDENTURE


                           Dated as of May 13, 1996


                            ________________________

                                  $35,000,000

                       11 1/2% Senior Secured Notes due 1999

       _________________________________________________________________

                Reconciliation and Tie between Trust Indenture
              Act of 1939 and Indenture dated as of May 13, 1996

TRUST INDENTURE ACT SECTION                               INDENTURE SECTION

S 310(a)(1)............................................................7.10
     (a)(2)............................................................7.10
     (a)(3)............................................................N.A.
     (a)(4)............................................................N.A.
     (a)(5)............................................................7.10
     (b)....................................................7.8; 7.10; 13.2
     (c)...............................................................N.A.
S 311(a)...............................................................7.11
     (b)...............................................................7.11
     (c)...............................................................N.A.
S 312(a)........................................................ .......2.5
     (b)...............................................................13.3
     (c)...............................................................13.3
S 313(a)................................................................7.6
     (b)(1)............................................................N.A.
     (b)(2).............................................................7.6
     (c)..........................................................7.6; 13.2
     (d)................................................................7.6
S 314(a)..........................................................5.8; 13.1
     (b)................................................................4.2
     (c)(1)..................................................2.2; 7.2; 13.4
     (c)(2).......................................................7.2; 13.4
     (c)(3).............................................................4.2
     (d)................................................................4.2
     (e)...............................................................13.5
     (f)...............................................................N.A.
S 315(a)................................................................7.1
     (b).....................................................7.5; 7.6; 13.2
     (c).............................................................7.1(a)
     (d).....................................................2.8; 6.12; 7.1
     (e)...............................................................6.14
S 316(a)(last sentence).................................................2.9
     (a)(1)(A).........................................................6.12
     (a)(1)(B).........................................................6.13
     (a)(2)............................................................N.A.
     (b)..........................................................6.13; 6.8
     (c)...............................................................Note
S 317(a)(1).............................................................6.3
     (a)(2).............................................................6.4
     (b)................................................................2.4
S 318(a)...............................................................13.1
_______________
This Reconciliation and Tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                                                                       Page
          Article I.  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.  Definitions.................................................1
Section 1.2.  Incorporation by Reference of TIA..........................24
Section 1.3.  Rules of Construction......................................24

                             Article II.  THE NOTES

Section 2.1.  Form and Dating............................................25
Section 2.2.  Execution and Authentication...............................25
Section 2.3.  Registrar and Paying Agent.................................26
Section 2.4.  Paying Agent to Hold Assets in Trust.......................27
Section 2.5.  Noteholder Lists...........................................27
Section 2.6.  Transfer and Exchange......................................28
Section 2.7.  Replacement Notes..........................................28
Section 2.8.  Outstanding Notes..........................................29
Section 2.9.  Treasury Notes.............................................29
Section 2.10.  Temporary Notes...........................................29
Section 2.11.  Cancellation..............................................30
Section 2.12.  Defaulted Interest........................................30

              Article III.  MANDATORY REDUCTION; REDEMPTION

Section 3.1.  Mandatory Principal Reduction with Excess Cash Flow........31
Section 3.2.  Optional Redemption........................................32
Section 3.3.  Election to Redeem; Notices to Trustee.....................32
Section 3.4.  Selection by Trustee of Notes to be Redeemed...............32
Section 3.5.  Notice of Redemption.......................................33
Section 3.6.  Effect of Notice of Redemption.............................34
Section 3.7.  Deposit of Redemption Price................................34
Section 3.8.  Notes Redeemed in Part.....................................35
Section 3.9.  Redemption Pursuant to Gaming Laws.........................35

                             Article IV.  SECURITY

Section 4.1.  Security Interest..........................................35
Section 4.2.  Recording; Opinions of Counsel.............................36
Section 4.3.  Disposition of Certain Collateral..........................37
Section 4.4.  Substitution of Collateral.................................39
Section 4.5.  Release Date; Releases of Collateral.......................41
Section 4.6.  Certain Other Releases of Collateral.......................42
Section 4.7.  Payment of Expenses........................................42
Section 4.8.  Suits to Protect the Collateral............................42
Section 4.9.  Trustee's Duties...........................................43

                             Article V.  COVENANTS

Section 5.1.  Payment of Notes...........................................44
Section 5.2.  Maintenance of Office or Agency............................44
Section 5.3.  Limitation on Restricted Payments..........................45
Section 5.4.  Corporate Existence........................................45
Section 5.5.  Payment of Taxes and Other Claims..........................45
Section 5.6.  Maintenance of Insurance...................................46
Section 5.7.  Compliance Certificate: Notice of Default..................46
Section 5.8.  Reports....................................................47
Section 5.9.  Waiver of Stay, Extension or Usury Laws....................47
Section 5.10.  Limitation on Transactions with Affiliates................48
Section 5.11.  Limitation on Incurrence of Additional Indebtedness and
               Disqualified Capital Stock................................49
Section 5.12.  Limitation on Dividends and Other Payment Restrictions
               Affecting Subsidiaries....................................50
Section 5.13.  Limitation on Liens.......................................51
Section 5.14.  Limitation on Lines of Business...........................52
Section 5.15.  Limitation on Status as Investment Company................52
Section 5.16.  Restrictions on Sale and Issuance of Stock.  Prior to the
               Release Date:.............................................52
Section 5.17.  Restrictions on Subsidiaries..............................52
Section 5.18.  Restrictions on Investments...............................52
Section 5.19.  Restrictions on Capital Expenditures......................52
Section 5.20.  Limitation on Sales of Assets and Subsidiary Stock........53
Section 5.21.  Limitation on Merger, Sale or Consolidation...............54
Section 5.22.  Maintenance of Business...................................54

                  Article VI.  EVENTS OF DEFAULT AND REMEDIES

Section 6.1.  Events of Default..........................................55
Section 6.2.  Rescission and Annulment...................................59
Section 6.3.  Collection of Indebtedness and Suits for Enforcement by
              Trustee....................................................60
Section 6.4.  Trustee May File Proofs of Claim...........................60
Section 6.5.  Trustee May Enforce Claims Without Possession of Notes.....61
Section 6.6.  Priorities.................................................62
Section 6.7.  Limitation on Suits........................................62
Section 6.8.  Unconditional Right of Holders to Receive Principal,
              Premium and Interest.......................................63
Section 6.9.  Rights and Remedies Cumulative.............................64
Section 6.10.  Delay or Omission Not Waiver..............................64
Section 6.11.  Control by Holders........................................64
Section 6.12.  Waiver of Past Default....................................65
Section 6.13.  Undertaking for Costs.....................................65
Section 6.14.  Restoration of Rights and Remedies........................66
Section 6.15.  Cash Proceeds from Collateral.............................66

                             Article VII.  TRUSTEE

Section 7.1.  Duties of Trustee......................................... 66
Section 7.2.  Rights of Trustee..........................................68
Section 7.3.  Individual Rights of Trustee...............................69
Section 7.4.  Trustee's Disclaimer.......................................69
Section 7.5.  Notice of Default..........................................70
Section 7.6.  Reports by Trustee to Holders..............................70
Section 7.7.  Compensation and Indemnity.................................70
Section 7.8.  Replacement of Trustee.....................................71
Section 7.9.  Successor Trustee by Merger, Etc...........................73
Section 7.10.  Eligibility; Disqualification.............................73
Section 7.11.  Preferential Collection of Claims Against Company.........73

                   Article VIII.  TERMINATION AND DISCHARGE

Section 8.1.  Termination of Obligations Upon Cancellation of the Notes..73
Section 8.2.  Survival of Certain Obligations............................74
Section 8.3.  Acknowledgment of Discharge by Trustee.....................74
Section 8.4.  Reinstatement..............................................75

              Article IX.  AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1.  Supplemental Indentures Without Consent of Holders.........75
Section 9.2.  Amendments, Supplemental Indentures and Waivers with
              Consent of Holders.........................................76
Section 9.3.  Compliance with TIA........................................78
Section 9.4.  Revocation and Effect of Consents..........................78
Section 9.5.  Notation on or Exchange of Notes...........................79
Section 9.6.  Trustee to Sign Amendments, Etc............................79

                      Article X.  MEETINGS OF NOTEHOLDERS

Section 10.1.  Purposes for Which Meetings May Be Called.................80
Section 10.2.  Manner of Calling Meetings................................80
Section 10.3.  Call of Meetings by Company or Holders....................81
Section 10.4.  Who May Attend and Vote at Meetings.......................81
Section 10.5.  Regulations May Be Made by Trustee; Conduct of the
               Meeting; Voting Rights; Adjournment.......................82
Section 10.6.  Voting at the Meeting and Record to Be Kept...............83
Section 10.7.  Exercise of Rights of Trustee or Noteholders May Not Be
               Hindered or Delayed by Call of Meeting....................83

                     Article XI.  APPLICATION OF TRUST MONEYS

Section 11.1.  "Trust Moneys" Defined....................................84
Section 11.2.  Withdrawals of Net Awards.................................86
Section 11.3.  Withdrawal of Boat Conveyance Proceeds For Purchase or
               Qualified Lessee Lease of Substitute Boat.................90
Section 11.4.  Withdrawal of Boat Conveyance Proceeds For Construction
               of Qualified Substitute Boat or for Capital Expenditures
               on such Qualified Substitute Boat.........................94
Section 11.5.  Investment of Trust Moneys...............................101

                           Article XII.  GUARANTY

Section 12.1.  Guaranty.................................................101
Section 12.2.  Certain Bankruptcy Events................................103

                        Article XIII.  MISCELLANEOUS

Section 13.1.  TIA Controls.............................................104
Section 13.2.  Notices..................................................104
Section 13.3.  Communications by Holders with Other Holders.............105
Section 13.4.  Certificate and Opinion as to Conditions Precedent.......105
Section 13.5.  Statements Required in Certificate or Opinion............106
Section 13.6.  Rules by Trustee, Paying Agent, Registrar................106
Section 13.7.  Legal Holidays...........................................106
Section 13.8.  Governing Law............................................107
Section 13.9.  No Adverse Interpretation of Other Agreements............107
Section 13.10.  No Recourse against Others..............................107
Section 13.11.  Successors..............................................108
Section 13.12.  Duplicate Originals.....................................108
Section 13.13.  Severability............................................108
Section 13.14.  Table of Contents, Headings, Etc........................108


                                   EXHIBITS

Exhibit A -- Form of Note
Exhibit B -- Form of Guaranty
Exhibit C -- Tax Sharing Treaty
Exhibit D -- JCC Real Property Description
Exhibit E -- JCC Indebtedness



     INDENTURE, dated as of May 13, 1996, between Casino Magic of Louisiana, Corp., a Louisiana corporation (the "Company"), the Guarantors referred to below and First Trust National Association, as Trustee.

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 11 1/2% Senior Secured Notes due 1999:

                                  Article I.

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1.  DEFINITIONS.

"ACCELERATION NOTICE" shall have the meaning specified in Section 6.1.

"ADJUSTED RENT OBLIGATIONS" means the obligations of the Company to the lessor under a Qualified Lessee Lease which would be in the nature of "basic rent" or "fixed rent" under a "triple net" lease of Property, which obligations in any event shall not include any amount attributable to the operating expenses of or payment of taxes or insurance on such Substitute Boat subject to such lease.

"ADVERSE STATE ACTION" means any administrative, regulatory or judicial act or action of a Governmental Authority of the State of Louisiana the effect of which is to prohibit, or to upon effectiveness prohibit, or to restrict, or to upon effectiveness restrict, the ability of the Company to conduct the business of operating a riverboat casino in Bossier City, Louisiana.

"AFFILIATE" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, any or any of their respective Subsidiaries, (ii) any spouse, immediate family member, or other relative who has the same principal residence of any person described in clause (i) above, and (iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 10% or more of any class of voting Capital Stock of a person (on a fully diluted basis) or of warrants or other rights to acquire such class of Capital Stock (whether or not presently exercisable).

"AFFILIATE CONVEYANCE" shall have the meaning specified in Section 5.10.

"AFFILIATE TRANSACTION" shall have the meaning specified in Section 5.10.

"AGENT" means any Registrar, Paying Agent or co-Registrar.

"AGGREGATE EXCESS CASH FLOW" has the meaning set forth in Section 3.1 hereof.

"ARCHITECT'S CERTIFICATE" means a certificate of an independent, reputable architect or engineer, licensed in the state in which the applicable Property is located and experienced in the design, construction and operation of the type of the applicable Property.

"ASSET SALE" shall have the meaning specified in Section 5.20.

"AVERAGE LIFE" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal (or redemption) payment of such security or instrument multiplied by the amount of such principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

"BASIC SUB-ACCOUNT" shall have the meaning provided in Section 11.1.

"BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

"BOARD OF DIRECTORS" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

"BOAT CONVEYANCE PROCEEDS" means Cash received by the Company (i) as consideration for the sale by the Company of the Crescent City Queen Casino, or (ii) as rents, profits, or any other proceeds of a Qualified Lessor Lease.

"BOAT CONVEYANCE PROCEEDS SUB-ACCOUNT" shall have the meaning provided in
Section 11.1.

"BOARD RESOLUTION" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

"BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

"CAPITAL EXPENDITURES" means all expenditures, except interest capitalized during construction, which, in accordance with GAAP, are required to be included in Property, plant and equipment or similar fixed asset account.

"CAPITAL STOCK" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

"CAPITALIZED LEASE OBLIGATION" means obligations under a lease, entered into on or after the Issue Date, that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented as such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

"CASH" means U.S. Legal Tender or U.S. Government Obligations.

"CASH EQUIVALENT" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that good full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of banks doing business in the States of Louisiana and Minnesota which are not Affiliated with the Company, (iii) time deposits and certificates of deposit of banks, and commercial paper issued by the parent corporation of any domestic commercial bank, of recognized standing having capital and surplus in excess of $500,000,000, and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition, (iv) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (iii) above, and (v) bank accounts maintained by the Grantor or a Guarantor in the ordinary course of its business.

"CMLI MORTGAGE" means the Mortgage, Assignment of Leases and Rents, and Security Agreement Securing Future Advances dated as of May 13, 1996 by C-M of Louisiana, Inc., a Louisiana corporation (n/k/a JCC) to the Trustee, as the same may be amended from time to time.

"CMLI REAL PROPERTY" means the real Property owned by CMLI in Bossier Parish, Louisiana, described in EXHIBIT D hereto, and all improvements to such real Property existing on or after May 13, 1996.

"COLLATERAL" means, subject to Section 4.5 hereof, the Property and assets of the Company and the Property and assets of the Guarantors which are subject to the Liens created by the Collateral Documents, including, but not limited to, the Crescent City Queen Casino, any Qualified Substitute Boat or Substitute Boat, in each case owned by the Company, each Qualified Lessor Lease and Qualified Lessee Lease, the Boat Conveyance Proceeds, all other Property of the Company owned as of the Issue Date or thereafter acquired (other than (i) certain Cash of the Company arising from the gaming operations (or operations incidental or ancillary thereto) of the Company conducted in the ordinary course of business, including, without limitation, the sale of inventory and provision of services in the ordinary course of the Company's gaming business, (ii) Cash of JCC received from Parent Equity Contributions or as proceeds of Indebtedness which JCC may incur under clause (g) of Section 5.11 hereof, and (iii) furniture, fixtures and equipment of the Company (except furniture, fixtures and equipment which the Company acquires after May 13, 1996 (other than that acquired pursuant to Permitted FF&E Financing)), the CMLI Real Property, all the issued Capital Stock of the Company and all other real and personal Property of the Guarantors owned as of May 13, 1996 or thereafter acquired.

"COLLATERAL ACCOUNT" shall have the meaning provided in Section 11.1.

"COLLATERAL DOCUMENTS" means, collectively, the Security Agreement, the Mortgage, any Other Boat Mortgage, the JCC Mortgage, all agreements relating to the Collateral Account, and all other security agreements, mortgages, deeds of trust, assignments of leases and rents, pledges, collateral assignments or any other instruments evidencing or creating any security interest in favor of the Trustee for the benefit of the Holders in all or any portion of the Property of the Company or any Guarantor, as the same may be modified, amended or supplemented from time to time.

"COMMENCEMENT DATE" means the earlier of (i) the date that is 180 days after May 13, 1996 and (ii) the date on which the Company opens a riverboat casino for public gaming play in Bossier City, Louisiana.

"COMPANY" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means such successor.

"COMPANY CASH FLOW" means, for any period, the Net Income of the Company for such period adjusted to add thereto, without duplication, the sum of (i) Depreciation and Amortization of the Company for such period, (ii) Fixed Charges, which reduced Net Income, of the Company for such period, and (iii) all cash Income Tax Credit of the Company for such period, and adjusted to subtract therefrom, all cash Income Tax Expense of the Company for such period.

"COMPANY COLLATERAL SUB-ACCOUNT" shall have the meaning provided in Section
11.1.

"COMPANY ORDER" means a written order or request signed in the name of the Company by its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

"COMPANY PAYMENT SUB-ACCOUNT" shall have the meaning provided in Section
11.1.

"CONSULTING PROFESSIONAL" means a construction manager or consultant experienced in the gaming business, engaged by the Trustee unless otherwise instructed by Holders holding a majority in principal amount of the Notes outstanding at the time of selection.

"CRESCENT CITY QUEEN CASINO" means the New Orleans Riverboat Casino known as the M/V Crescent City Queen with respect to which the Company has a Louisiana Gaming Operator's License.

"CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy.

"DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"DEFINITIVE GAMING OPERATOR'S LICENSE" means a Louisiana Gaming Operator's License issued to the Company and with respect to which no condition or other requirement of any Gaming Law or Gaming Authority to the validity or effectiveness of such license or to the ability of the Company to conduct gaming operations on and operate the New Orleans Riverboat, remains unfulfilled.

"DEPRECIATION AND AMORTIZATION" for any person means the total depreciation and amortization for such person and its Subsidiaries, as determined in accordance with GAAP.

"DISQUALIFIED CAPITAL STOCK" means, with respect to any person, any Capital Stock other than any common stock with no special rights and no preference, privilege or redemption or repayment provisions.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

"ESTIMATE" has the meaning assigned to such term in the Collateral
Documents.

"EVENT OF DEFAULT" shall have the meaning specified in Section 7.1.

"EVENT OF LOSS" means, with respect to any Property or asset, any (i) loss, destruction or damage of such Property or asset, or (ii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property or asset, or confiscation or requisition of the use of such Property or asset.

"EXCESS CASH FLOW" means for any fiscal quarter or portion thereof, the amount of the sum of (x) Company Cash Flow (if greater than zero) for such period plus (but not reduced by) (y) Guarantor Cash Flow for such period less the sum of (i) the Cash Fixed Charges, which reduced Net Income, of the Company for such period (but only to the extent such Fixed Charges were not funded by Collateral), (ii) regularly scheduled principal payments on the Notes (but not payments of Excess Cash Flow) during such period, (iii) scheduled principal payments on assumed Existing FF&E Indebtedness and (iv) the cash interest expense of the Guarantors in respect of Indebtedness, all of the proceeds of which have been used to make Permitted Capital Expenditures in respect of the CMLI Real Property (but only to the extent such expense was not funded by Collateral), for such period, that exceeds the sum of (a) Permitted Capital Expenditures other than Capital Expenditures funded with Collateral or with a Parent Equity Contribution (but only to the extent of such Collateral or Parent Equity Contribution), and (b) an amount which for any fiscal quarter shall be in the sole discretion of the Company but which may not for all fiscal quarters of the Company exceed $5 million (less the aggregate amount of any indemnity or other liabilities arising out of a Qualified Sale or Qualified Lessor Lease which have been claimed during or prior to such period under such Qualified Sale or Qualified Lessor Lease, but only to the extent such indemnity or liability has reduced Net Income) in the aggregate.

"EXCESS CASH REDEMPTION AMOUNT" for any Interest Payment Date means the amount of the Aggregate Excess Cash Flow to be paid to the Holders on such Interest Payment Date in reduction of the outstanding principal amount of the Notes pursuant to Section 3.1 hereof TIMES a fraction, the numerator of which is 100 and the denominator of which is the sum of (i) 100 plus (ii) the Excess Cash Redemption Premium for such Interest Payment Date.

"EXCESS CASH REDEMPTION PREMIUM" means (i) on any Interest Payment Date occurring on or before the first anniversary of the Commencement Date, zero,
(ii) on any Interest Payment Date occurring on or after the first anniversary of the Commencement Date but on or before the second anniversary of the Commencement Date, ten percent (10%) TIMES a fraction, the numerator of which is the amount of calendar days having elapsed from and including the day after the first anniversary of the Commencement Date to and including such Interest Payment Date, and the denominator of which is three hundred and sixty-five (365), and (iii) on any Interest Payment Date occurring after the second anniversary of the Commencement Date but before the third anniversary of the Commencement Date, twenty percent (20%) TIMES a fraction, the numerator of which is the amount of calendar days having elapsed from and including the day after the second anniversary of the Commencement Date to and including such Interest Payment Date, and the denominator of which is three hundred and sixty-four (364).

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

"EXISTING FF&E FINANCING" means all Indebtedness arising out of the assumption of all claims of Bally Gaming, Inc. and International Game Technology Corp. or their respective successors, assigns, affiliates or agents pursuant to the Stock Purchase Agreement.

"FIXED CHARGES" of any person means, for any period, the aggregate amount (without duplication) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued in accordance with GAAP (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) during such period in respect of all Indebtedness of such person and its Subsidiaries, including
(i) original issue discount and non- cash interest payments or accruals on any Indebtedness other than with respect to the Notes, (ii) the interest portion of all deferred payment obligations, calculated in accordance with GAAP, (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financings and currency and Interest Swap Obligations, in each case to the extent attributable to such period and determined on a consolidated basis in accordance with GAAP, and (b) the rental expense for such period attributable to operating leases of such person and its Subsidiaries. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and
(y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

"GAAP" means United States generally accepted accounting principles as in effect on the Issue Date.

"GAMING AUTHORITY" means any Governmental Authority with the power to regulate gaming in any Gaming Jurisdiction, and the corresponding
Governmental Authorities with responsibility to interpret and enforce the laws and regulations application to gaming in any Gaming Jurisdiction.

"GAMING JURISDICTION" means any Federal, state, tribal or local jurisdiction or sovereign nation in which any entity in which the Company has a direct or indirect beneficial, legal or voting interest conducts or intends to conduct casino gaming (including the rendering of management services in respect thereof pursuant to a Native American Casino Management Contract or otherwise).

"GAMING LAW" means any law, rule, regulation or ordinance governing gaming activities, including the Louisiana Economic Development and Riverboat Gaming Control Act and the Indian Gaming Regulatory Act, 25 U.S.C. Sec. 2701 et seq., any administrative rules or regulations promulgated thereunder, and any of the corresponding statutes, rules and regulations in each Gaming Jurisdiction.

"GAMING LICENSES" means every material license, material franchise or other material authorization on the date of the Indenture or thereafter required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming in any Gaming Jurisdiction, and applicable liquor licenses.

"GOVERNMENTAL AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or a tribal or foreign government, any sovereign nation where the Company or any Guarantor conducts business (including the rendering of management services in respect thereof pursuant to a Native American Casino Management Contract or otherwise), any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

"GUARANTORS" means JCC and any other person who executes and delivers a Guaranty on or after the date hereof.

"GUARANTOR CASH FLOW" means, for any period, sixty percent (60%) of the amount of the Net Income for such period, or forty percent (40%) of the amount of the Net Loss for such period, of the Guarantors from the JCC Real Property adjusted to add to such Net Income, without duplication, the sum of
(i) Depreciation and Amortization expense of the Guarantors and (ii) Fixed Charges of the Guarantors.

"GUARANTOR COLLATERAL SUB-ACCOUNT" shall have the meaning provided in
Section 11.1.

"GUARANTY" shall have the meaning provided in Section 12.1(a).

"HOLDER" or "NOTEHOLDER" means the person in whose name a Note is registered on the Registrar's books.

"INCOME TAX CREDIT" of the Company means the total net income tax credits of the Company as determined under the Tax Sharing Treaty.

"INCOME TAX EXPENSE" of the Company means the total net income tax expenses of the Company as determined under the Tax Sharing Treaty.

"INCUR" shall have the meaning specified in Section 5.11.

"INDEBTEDNESS" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any Property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business; provided that such trade payables that are more than thirty (30) days past their original due date shall constitute Indebtedness if the aggregate amount thereof at any time exceeds $100,000, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap Obligations and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; (d) all obligations secured by a Lien to which the Property or assets (including, without limitation, leasehold interests and any other tangible or intangible Property rights) of such person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person's legal liability, PROVIDED, that the amount of such obligation shall be limited to the lesser of the fair market value of the assets or Property to which such Lien attaches and the amount of the obligation so secured; and (e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b),
(c), or (d) or this clause (e), whether or not between or among the same parties.

"INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

"INDENTURE OBLIGATIONS" means the obligations of the Company and the Guarantors pursuant to this Indenture and the Notes (and any other obligor hereunder or under the Notes) now or hereafter existing, to pay principal of and premium, if any, and interest on the Notes when due and payable, whether on the Maturity Date or an Interest Payment Date, by acceleration, call for redemption, or otherwise, and interest on the overdue principal and premium, if any, of, and (to the extent lawful) interest, if any, on, the Notes and all other amounts due or to become due in connection with this Indenture, the Notes and the Security Agreement and the Mortgage, including any and all extensions, renewals or other modifications thereof, in whole or in part, and the performance of all other obligations of the Company (and any other obligor hereunder or under the Notes) and the Guarantors, including all costs and expenses incurred by the Trustee or the Holders in the collection or enforcement of any such obligations or realization upon the Collateral or the security of any Mortgage.

"INSURANCE PROCEEDS" means the Company's and the Guarantors' interest in and to (a) all proceeds which now or hereafter may be paid under any insurance policies now or hereafter obtained by or on behalf of the Company or any of the Guarantors in connection with the conversion of the Property subject to the Mortgage, the CMLI Mortgage or the Security Agreement into Cash or liquidated claims, together with the interest payable thereon and the right to collect and receive the same, including, but without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to such Property and (b) all amounts attributable to Events of Loss.

"INTEREST PAYMENT DATE" means any of the following dates: August 15, 1996, November 15, 1996, February 15, 1997, May 15, 1997, August 15, 1997,
November 15, 1997, February 15, 1998, May 15, 1998, August 15, 1998,
November 15, 1998, February 15, 1999, May 15, 1999, August 15, 1999 (but
only if such date is on or before the third anniversary of the Commencement
Date), and November 13, 1999 (but only if such date is on or before the third anniversary of the Commencement Date).

"INTEREST SWAP OBLIGATION" means, when used with reference to any person, the obligations of such person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount.

"INVESTMENT" by any person in any other person means (without duplication)
(a) the acquisition by such person (whether for cash, Property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of Property from another person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable arising in the ordinary course of business; provided that such receivables that are more than thirty (30) days past their original due date shall constitute Investments if the aggregate amount thereof at any time exceeds $100,000), other than prepaid expenses and deposits with governmental authorities in the ordinary course of business of such person; (c) other than the Guaranties of the Notes, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; or (d) the making of any capital contribution by such person to such other person.

"ISSUE DATE" means the date of first issuance of the Notes under the the Second Amended Plan of Reoerganization of Crescent City Casin Development Corporation, dated March 15, 1996.

"JCC" means Jefferson Casino Corporation, a Louisiana corporation.

"JCC INDEBTEDNESS" means the Indebtedness of JCC identified on Exhibit E hereto.

"LEGAL HOLIDAY" shall have the meaning provided in Section 12.7.

"LICENSES" means the Certificate of Preliminary Approval, Certificate of Final Approval and Conditional or, as applicable, Definitive Gaming Operator's License.

"LIEN" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest, and any option or other agreement to give any security interest).

"LOUISIANA GAMING OPERATOR'S LICENSE" means one of the Gaming Licenses to conduct riverboat gaming activities (limited in number to fifteen as of the Issue Date) permitted to be issued pursuant to the provisions of the Louisiana Riverboat Economic Development and Gaming Control Act and Title 42, Part XIII, Chapters 17 and 21 of the Louisiana Administrative Code, and any amendment thereto.

"MATURITY DATE," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity, a Redemption Date or by declaration of acceleration, call for redemption or otherwise.

"MORTGAGE" means the First Preferred Ship Mortgage dated as of May 13, 1996 from the Company to the Trustee, as the same may be amended from time to time.

"NET AWARD" has the meaning assigned to such term in the Collateral
Documents.

"NET AWARD SUB-ACCOUNT" has the meaning set forth in Section 11.1 hereof.

"NET INCOME" of any person or in respect of any asset, for any period, means the total of all gain and loss for such person or in respect of such asset, as determined in accordance with GAAP, excluding from the computation thereof (a) all gain and loss arising from the sale, damage, destruction, condemnation, exchange, or distribution of any or all assets (other than current assets), (b) all revenue and expense from (i) all changes in accounting principles, (ii) all discontinued operations or dispositions thereof, (iii) extraordinary transactions, or (iv) all Qualified Lessor Leases and Qualified Lessee Leases, and (c) expenses to the extent funded from Cash that is Collateral (other than expenses funded by the disposition of Collateral in accordance with Section 4.3(a)(i) hereof).

"NET LOSS" shall mean, for any period, Net Income to the extent Net Income as computed for such period is less than zero.

"NON-RECOURSE INDEBTEDNESS" means Indebtedness of a person to the extent that under the terms thereof or pursuant to applicable law (i) no personal recourse shall be had against such person for the payment of the principal of or interest or premium on such Indebtedness, and (ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in Property and assets purchased with the proceeds of the incurrence of such Indebtedness and as to which neither the Company nor any Guarantor provides any credit support or is liable.

"NOTEHOLDER"  See "HOLDER."

"NOTES" means the 11 1/2% Senior Secured Notes due 1999, as amended and supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

"OFFICER" means, with respect to the Company or any Guarantor, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or Assistant Secretary of the Company or such Guarantor.

"OFFICERS' CERTIFICATE" means, with respect to the Company or any Guarantor, a certificate signed by two Officers of the Company or such Guarantor and otherwise complying with the requirements of Sections 13.4 and 13.5.

"OPINION OF COUNSEL" means a written opinion from legal counsel to the Company complying with the requirements of Sections 13.4 and 13.5. Unless otherwise required by this Indenture, the counsel may be in-house counsel to the Company.

"OTHER BOAT MORTGAGE" means collectively the mortgages, instruments and agreements delivered by the Company pursuant to Section 4.4(a) and 11.3 sufficient to grant to the Trustee for the benefit of the Holders a valid first priority Lien on any Substitute Boat.

"PARENT EQUITY CONTRIBUTION" means Cash payments from JCC to the Company, or from Casino Magic Corp. to either Guarantor, for Capital Stock (other than Disqualified Capital Stock).

"PAYING AGENT" shall have the meaning specified in Section 2.3.

"PERMITTED CAPITAL EXPENDITURES" means any of the following:(i) Capital Expenditures of the Company or the Guarantor to the extent funded with the proceeds of a Parent Equity Contribution (a) in an amount of up to 25% of the purchase price of furniture, fixtures and equipment the remainder of the purchase price of which is financed with Permitted FF&E Financing pursuant to Section 5.11(b) hereof, or (b) in all other cases, only so long as the Liens of the Trustee under the Collateral Documents attach to the Property acquired or constructed with such Capital Expenditures with the same validity, priority and perfection as the Liens of the Trustee in the Collateral;

(ii) Capital Expenditures to the extent funded with Cash which is not Collateral (a) in an amount of up to 25% of the purchase price of furniture, fixtures and equipment the remainder of the purchase price of which is financed with Permitted FF&E Financing incurred pursuant to Section 5.11(b) hereof, or (b) in all other cases, only so long as the Liens of the Trustee under the Collateral Documents attach to the Property acquired or constructed with such Capital Expenditures with the same validity, priority and perfection as the Liens of the Trustee in the Collateral;

(iii) Capital Expenditures (other than to purchase furniture, fixtures and equipment the purchase price of which is financed in part with Permitted FF&E Financing incurred pursuant to Section 5.11(b) hereof) to the extent funded with Cash from the Company Collateral Sub-Account, but only in an aggregate amount from the Issue Date which, when added to the aggregate amount from the Issue Date of Capital Expenditures permitted under clause
(iv) below, does not exceed $1,000,000; PROVIDED, HOWEVER, that the Liens of the Trustee attach to the Property acquired or constructed with such Capital Expenditures with the same validity, priority and perfection as the Liens of the Trustee in the Collateral used to fund such Capital Expenditures;

(iv) Capital Expenditures to the extent funded with Cash from the Company Collateral Sub-Account, in each case in an amount of up to 25% of the purchase price of furniture, fixtures and equipment the remainder of the purchase price of which is financed with Permitted FF&E Financing incurred pursuant to Section 5.11(b) hereof, but only in an aggregate amount from the Issue Date which, when added to the aggregate amount from the Issue Date of Capital Expenditures permitted under clause (iii) above, does not exceed $1,000,000;

(v) Capital Expenditures to the extent funded with Boat Conveyance Proceeds; PROVIDED, HOWEVER, that the Liens of the Trustee attach to such Capital Expenditures with the same validity, priority and perfection as the Liens of the Trustee in the Collateral used to fund such Capital Expenditures; PROVIDED, FURTHER, the Company complies in all respects with the provisions of Section 11.4 hereof in making any Capital Expenditures funded with Boat Conveyance Proceeds; and

(vi) Capital Expenditures to the extent funded with Net Awards; PROVIDED, HOWEVER, that the Liens of the Trustee attach to such Capital Expenditures with the same validity, priority and perfection as the Liens of the Trustee in the Collateral used to fund such Capital Expenditures; PROVIDED, FURTHER, the Company complies in all respects with the provisions of Section 11.2 hereof in making any Capital Expenditures funded with Net Awards; and

(vii) after the Release Date, Capital Expenditures to the extent funded with Cash which is not Collateral.

"PERMITTED FF&E FINANCING" means Indebtedness which is Non-recourse Indebtedness to the Company or any of its properties (other than as provided in this definition) that is incurred to finance the acquisition or lease after May 13, 1996 of newly acquired or leased furniture, fixtures or equipment ("FF&E") used directly in the operation of casinos and secured by a first priority Lien on such FF&E which Lien, subject to (i) Liens permitted under Section 5.13 hereof, and (ii) a Lien in favor of the Notes, but only to the extent permitted by the secured lender with respect to such FF&E financing, shall be the only Lien with respect to such FF&E and may be an exclusive Lien or senior, PARI PASSU or junior to the rights of the Trustee under the Collateral Documents.

"PERMITTED LIENS" means any of the following:

     (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings by the Company or a Guarantor if adequate reserves with respect thereto are maintained on the books of the Company or such Guarantor, as the case may be, in accordance with GAAP;

     (b) statutory Liens of carriers, laborors, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens (including maritime liens) arising by operation of the law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (i)the underlying obligations are not overdue for a period of more than sixty (60) days or (ii) such Liens are being contested in good faith and by appropriate proceedings by the Company or a Guarantor and adequate reserves with respect thereto are maintained on the books of the Company or such Guarantor, as the case may be, in accordance with GAAP; and

     (c) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or such Guarantor) or interfere with the ordinary conduct of the business of the Company or such Guarantor or any of their Subsidiaries; PROVIDED, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit.

"PERSON" means any individual, limited liability company, corporation, partnership, joint venture, association, joint-venture company, trust, unincorporated organization or government or other agency or political subdivision thereof.

"PLANS AND SPECIFICATIONS" means all drawings, plans and specifications prepared by or on behalf of the Company or any of its Subsidiaries, as the same may be amended or supplemented from time to time in good faith by the Board of Directors of the Company or such Guarantor, and, if required by applicable law, submitted to and approved by the building or other relevant department, which describe and show the Crescent City Queen Casino, or, if applicable, another casino and the labor and materials necessary for construction thereof.

"PRINCIPAL" of any Indebtedness (including the Notes) means the principal of such Indebtedness plus any applicable premium, if any, on such Indebtedness.

"PROPERTY" or "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, indirect or direct.

"QUALIFIED LESSEE LEASE" means a lease agreement (which in all respects shall be subject to the provisions of Section 11.3 hereof) pursuant to which the Company is the Lessee of a Substitute Boat or a Qualified Substitute Boat; PROVIDED, HOWEVER, that such lease stipulates that the Company's use and quiet enjoyment of such Substitute Boat or Qualified Substitute Boat during the term of such lease shall not be disturbed so long as the Company does not default under its payment obligations to or for the benefit of the lessor and its successors and assigns under such lease.

"QUALIFIED LESSOR LEASE" means a lease by the Company of the Crescent City Queen Casino or a Qualified Substitute Boat owned by the Company pursuant to the terms of which the contract rights, agreements and instruments evidencing the Company's rights and interests with respect to the lease transaction are not subject to any negative pledge or other impairment as to assignability.

"QUALIFIED SALE" means a sale, transfer or other conveyance of all of the Company's right, title and interest in the Crescent City Casino Queen pursuant to the terms of which (i) there is no post-closing escrow, retainage or other hold-back of the consideration to be paid to the Company,
(ii) the contract rights, agreements and instruments evidencing the Company's rights and interests with respect to the sale are not subject to any negative pledge or other impairment as to assignability, and (iii) the Company shall have no post-closing indemnification or other liabilities to or for the benefit of the purchaser other than liabilities that are not recourse to the Collateral.

"QUALIFIED SUBSTITUTE BOAT" means a vessel qualifying under the Louisiana Riverboat Economic and Control Act as a riverboat substantially similar in quality and size to any riverboat casinos used and competitive in Bossier City or Shreveport, Louisiana.

"RECORD DATE" means a Record Date specified in the Notes whether or not such Record Date is a Business Day.

"REDEMPTION DATE" when used with respect to any Note to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

"REDEMPTION PREMIUM" means (i) on any Redemption Date occurring on or before the first anniversary of the Commencement Date, zero, (ii) on any Redemption Date occurring on or after the first anniversary of the Commencement Date but on or before the second anniversary of the Commencement Date, ten percent (10%) TIMES a fraction, the numerator of which is the amount of calendar days having elapsed from and including the day after the first anniversary of the Commencement Date to and including such Redemption Date, and the denominator of which is three hundred and sixty-five (365), and
(iii) on any Redemption Date occurring after the second anniversary of the Commencement Date but before the third anniversary of the Commencement Date, twenty percent (20%) TIMES a fraction, the numerator of which is the amount of calendar days having elapsed from and including the day after the second anniversary of the Commencement Date to and including such Redemption Date, and the denominator of which is three hundred and sixty-four (364).

"REDEMPTION PRICE" when used with respect to any Note to be redeemed, means the principal face amount of such Note TIMES the sum of one plus the Redemption Premium as of the Redemption Date for such Note.

"REFINANCING INDEBTEDNESS" means Indebtedness (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness in a principal amount not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of
(i) the principal amount of the Indebtedness so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; PROVIDED, that (A) Refinancing Indebtedness of any Guarantor of the Company shall only be used to refinance outstanding Indebtedness of such Guarantor, (b) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness to be so Refinanced at the time of such refinancing and (y) in all respects, be no less subordinated, if applicable, to the rights of holders pursuant to the Notes than was the Indebtedness to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness to be so refinanced which was scheduled to come due prior to the Stated Maturity.

"REGISTRAR" shall have the meaning specified in Section 2.3.

"RELATED BUSINESS" means the gaming business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all materially related businesses in support of and ancillary to the gaming business.

"RELEASE DATE" means the first date on which the aggregate principal amount of Notes outstanding is equal to or less than $17,500,000.00.

"REQUIRED REGULATORY REDEMPTION" means a redemption by the Company of any of a Note or Notes pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Board of Directors of the Company to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any material Gaming License, wherein any such case such redemption or acquisition is required because the Holder or beneficial owner of such Note is required to be found suitable or to otherwise qualify under any Gaming Laws and is not found suitable or so qualified within a reasonable period of time.

"RESTRICTED INVESTMENT" means, in one or a series of related transactions, any Investment other than in Cash Equivalents; PROVIDED, that the extension of credit to customers of Company-owned or operated casinos or the settlement of gambling debts consistent with industry practice and in the ordinary course of business shall not be a Restricted Investment.

"RESTRICTED PAYMENT" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such person, or (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such person or any Affiliate of such person; PROVIDED, HOWEVER, that the term "Restricted Payment" does not include any dividend, distribution or other payment (i) to any of the Guarantors by any other Guarantor, (ii) under the Tax Sharing Treaty, or (iii) in repayment of the amount of an escrow or holdback funded solely by a Parent Equity Contribution in connection with a Qualified Sale; PROVIDED, FURTHER that any payment from a Subsidiary of the Guarantor (other than the Company) shall not be a Restricted Payment for purposes of clause
(a) or (b) above.

"SEC" means the Securities and Exchange Commission.

"SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

"SECURITY AGREEMENT" means the Pledge and Security Agreement, dated the date hereof, by and among the Company, the Guarantors, and the Trustee for the benefit of the Holders, as the same may be amended from time to time in accordance with the terms thereof.

"STATED MATURITY," when used with respect to any Note, means the third anniversary of the Commencement Date.

"STOCK PURCHASE AGREEMENT" means that certain Stock Purchase Agreement, dated February 21, 1996, among the Company, JCC, C-M of Louisiana, Inc., a Louisiana corporation (n/k/a JCC), Casino Magic Corp., and Capital Gaming International, Inc.

"SUBSIDIARY," with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

"SUBSTITUTE BOAT" means a vessel qualifying under the Louisiana Riverboat Economic and Control Act as a riverboat.

"TAX SHARING TREATY" means the Tax Allocation Agreement substantially in the form of Exhibit C hereto.

"THIRD PARTY" means a person which is not an Affiliate of the Company or any Guarantor.

"TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sec 77aaa-7bbbb) as in effect on the date of the execution of this Indenture.

"TRUST MONEYS" shall have the meaning specified in Section 11.1.

"TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

"TRUST OFFICER" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust officer any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

"U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

"U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

"WAITING PERIOD" means the initial 90 day period from and after the consummation of the transactions contemplated by the transfer of the Crescent City Queen Casino pursuant to Section 4.4 hereof.

"WHOLLY OWNED" with respect to a Subsidiary of any person means (i) with respect to a Subsidiary that is a limited liability company or similar entity, a Subsidiary whose capital stock is 99% or greater beneficially owned by such person and (ii) with respect to a Subsidiary that is other than a limited liability company or similar entity, a Subsidiary whose capital stock or other equity interest is 100% beneficially owned by such person.

Section 1.2.   INCORPORATION BY REFERENCE OF TIA.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

"COMMISSION" means the SEC.

"INDENTURE SECURITYHOLDER" means a Holder or a Noteholder.

"INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

"OBLIGOR" on the indenture securities means the Company and any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

Section 1.3.   RULES OF CONSTRUCTION.

Unless the context otherwise requires:(i) a term has the meaning assigned to it;
(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(iii) "or" is not exclusive;
(iv) words in the singular include the plural, and words in the plural include the singular;
(v) provisions apply to successive events and transactions;
(vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
(vii) references to Sections or Articles means reference to such Section or
Article in this Indenture, unless stated otherwise.

                                   Article II.

THE NOTES
Section 2.1.  FORM AND DATING.


The Notes and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of EXHIBIT A hereto, which is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Note attached as EXHIBIT A hereto shall be delivered in writing to the Trustee. Each Note shall be dated the date of its authentication.

The terms and provisions contained in the form of Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.2.  EXECUTION AND AUTHENTICATION.

Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted, or reproduced on the Notes and may be in facsimile form.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Notes and this Indenture.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note, but such signature shall be conclusive evidence that the Note has been authenticated pursuant to the term of this Indenture.

The Trustee shall authenticate Notes for original issue in the aggregate principal amount of up to $35,000,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $35,000,000, except as provided in
Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company or any of their respective Subsidiaries.

Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 2.3.  REGISTRAR AND PAYING AGENT.

The Company shall maintain an office or agency in the borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan, The City of New York where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes may be served. The Company may act as its own Registrar or Paying Agent, except that, for the purposes of Articles III and VII, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Notes, their respective outstanding principal amounts, and their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

Section 2.4.  PAYING AGENT TO HOLD ASSETS IN TRUST.

The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets that shall have been delivered by the Company to the Paying Agent, and upon compliance by the Paying Agent with such directions, the Paying Agent (if other than the Company) shall have no further liability for such assets.

Section 2.5.  NOTEHOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders. The Trustee, the Registrar and the Company shall provide a current securityholder list to any Gaming Authority upon demand.

Section 2.6.  TRANSFER AND EXCHANGE.

When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as met; PROVIDED, HOWEVER, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.2, 2.10, 3.6, or 9.5). Except for a Required Regulatory Redemption pursuant to Section 3.2 of this Indenture or an order of any Gaming Authority, the Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Note selected for redemption in whole or in part pursuant to being redeemed in part, or (b) any Note for a period of 15 Business Days before the mailing of a notice of an offer to redeem Notes pursuant to Article III hereof and ending on the close of business of the day of such mailing.

Section 2.7.  REPLACEMENT NOTES.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company.

Section 2.8.  OUTSTANDING NOTES.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note, except as provided in Section 2.9.

If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and payment of the securities called for redemption is not otherwise prohibited, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.9.  TREASURY NOTES.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company, any Guarantor and Affiliates of the Company or of any Guarantor shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows or has reason to know are so owned shall be disregarded.

Section 2.10.  TEMPORARY NOTES.

Until definitive Notes are ready for delivery, the Company may prepare, the Guarantor shall endorse and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company reasonably and in good faith considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare, the Guarantor shall endorse and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as permanent Notes authenticated and delivered hereunder.

Section 2.11. CANCELLATION.The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.11, except as expressly permitted in the form of Notes and as permitted in this Indenture.

Section 2.12.  DEFAULTED INTEREST.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the persons who are Holders on a Record Date (or at its option a subsequent special record date) which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day, unless the Trustee fixes another record date. At least 15 days before the subsequent special record date, the Company shall mail to each Holder with a copy to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                                  Article III.

                         MANDATORY REDUCTION; REDEMPTION

Section 3.1.  MANDATORY PRINCIPAL REDUCTION WITH EXCESS CASH FLOW.

On each Interest Payment Date commencing November 15, 1996, and ending with the second Interest Payment Date after the occurrence of the Release Date, the Company will unconditionally pay to the Trustee for the benefit of the Holders the Excess Cash Flow for the fiscal quarter of the Company and the Guarantors ending on the Interest Payment Date immediately preceding such Interest Payment Date; PROVIDED, HOWEVER, that the Company will pay to the Trustee for the benefit of the Holders the Excess Cash Flow for the last fiscal quarter of a fiscal year of the Company and the Guarantors on the SECOND Interest Payment Date following the last date of such last fiscal quarter of the fiscal year. The Company will certify no later than 10 days prior to the applicable Interest Payment Date the amount of Excess Cash Flow to be paid by the Company and will deliver such Excess Cash Flow in accordance with Section 5.1 hereof.

If on any Interest Payment Date the Excess Cash Flow otherwise payable shall be $100,000 or less, no Excess Cash Flow payment shall be made to Holders, but as to such Excess Cash Flow (the "Aggregate Excess Cash Flow"), the Trustee shall hold all such Aggregate Excess Cash Flow in the Company Payment Sub- Account in anticipation of distribution in accordance with this
Section 3.1;
PROVIDED, HOWEVER, that interest earned on Aggregate Excess Cash Flow while in the Company Payment Sub-Account during any fiscal quarter shall be remitted to the Company on the last day of such fiscal quarter.

On each Interest Payment Date commencing November 15, 1996, and ending with the second Interest Payment Date after the occurrence of the Release Date on which the Aggregate Excess Cash Flow then held by the Trustee exceeds $100,000, the Trustee will distribute to each Holder upon presentment to the Trustee of such Holder's Note such Holder's PRO RATA share of the Aggregate Excess Cash Flow in reduction of the then outstanding principal amount of the Note by an amount equal to such Holder's PRO RATA share of the Excess Cash Redemption Amount, in addition to any regularly scheduled principal payment due on such Interest Payment Date (if any).

After the Release Date or the date of an Adverse State Action, as the case may be, Aggregate Excess Cash Flow distributions made on an Interest Payment Date pursuant to this Section 3.1 will be applied to installments of principal on the Notes in inverse order of maturity.

The obligations of the Company under this Section 3.1 shall continue notwithstanding an Adverse State Action.

Section 3.2.  OPTIONAL REDEMPTION.

The Notes may be redeemed at any time, in whole or in part, at the election of the Company at the Redemption Price then applicable for the Redemption Date for such redemption and subject to the conditions set forth herein and in the form of Note set forth in EXHIBIT A hereto.

Any redemption pursuant to this Section 3.2 shall be made, to the extent applicable, pursuant to the provisions of Section 3.3 through 3.8 hereof.

Section 3.3.  ELECTION TO REDEEM; NOTICES TO TRUSTEE.

If the Company elects to redeem Notes pursuant to Section 3.2 hereof, at least 30 days but not more than 60 days prior to the date of the notice of redemption described in Section 3.5, the Company shall notify the Trustee in writing of the Redemption Date and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in Sections 3.3 through 3.8 hereof, as appropriate.

If the Company elects, and is permitted by the terms hereof, to credit against any such redemption Notes not previously delivered to the Trustee for cancellation, it shall deliver such Notes with the notice.

Section 3.4.  SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

In the event that less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, on either a pro rata basis or by lot, or such other method as it shall deem fair and equitable. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount
thereof to be redeemed.   The Trustee may select for redemption portions of
the principal of the Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of
$1,000 or whole multiples of $1,000.   For all purposes of this Indenture
unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.5.  NOTICE OF REDEMPTION.

At least 30 days, and no more than 45 days, before the Redemption Date fixed by the Company, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.3 hereof.
The notice shall identify the notes to be redeemed (including the CUSIP numbers thereof) and shall state:
(1)	the Redemption Date;
(2)	the Redemption Price;
(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;
(4)	the name and address of the Paying Agent;
(5)	that Notes called for redemption must be surrendered to the Paying
Agent  to collect the Reduction Price;
(6)	that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(7)	the paragraph of the Notes and/or Section of this Indenture pursuant to  which the Notes called for redemption are being redeemed; and
(8)	the aggregate principal amount of Notes that are being redeemed.
At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

Section 3.6.  EFFECT OF NOTICE OF REDEMPTION.

Once the notice of redemption described in Section 3.5 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any Redemption Premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any Redemption Premium, plus interest accrued to the Redemption Date, PROVIDED, HOWEVER, that if the Redemption Date is after a regular interest payment record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and PROVIDED, FURTHER, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.7.  DEPOSIT OF REDEMPTION PRICE.

On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds moneys sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the proviso in Section 3.6, accrued and unpaid interest on such Notes. If any Note called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.8.  NOTES REDEEMED IN PART.

Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.9.  REDEMPTION PURSUANT TO GAMING LAWS.

Notwithstanding any other provision of this Indenture, the Notes shall also be redeemable at any time pursuant to, and in accordance with, a Required Regulatory Redemption. If the Company requires the redemption of any Note pursuant to this Section 3.9, then the redemption price shall be the principal amount thereof, plus accrued interest to the date of redemption. The Company shall tender the redemption price (together with any accrued and unpaid interest) to the Trustee no later than 30 and no more than 60 days after the Company gives the Holder or owner of a beneficial or voting interest written notice of redemption or such earlier date as may be ordered by any Gaming Authority. The Company shall notify the Trustee of any disposition or redemption required under this Section 3.9, and upon receipt of such notice, the Trustee shall not accord any rights or privileges under this Indenture or any Note to any Holder or owner of a beneficial or voting interest who is required to dispose of any Note or tender it for redemption, except to pay the redemption price (together with any accrued but unpaid interest) upon tender of such Note.

                                   Article IV.

                                    SECURITY

Section 4.1.  SECURITY INTEREST.

(a) In order to secure the prompt and complete payment and performance in full of Indenture Obligations, the Company, the Guarantors and the Trustee have entered into this Indenture, the Security Agreement and the Mortgage. Each Holder, by accepting a Note, agrees to all of the terms and provisions of this Indenture and the Collateral Documents, and the Trustee agrees to all of the terms and provisions of the Indenture and the Collateral Documents as this Indenture or any of the Collateral Documents may be amended from time to time pursuant to the provisions thereof and hereof.

(b) The Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Indenture Obligations.

(c) The provisions of TIA Section 314(d), and the provisions of TIA Section 314(c)(3) to the extent applicable by specific reference in this Article IV, are hereby incorporated by reference herein as if set forth in their entirety and to the same extent as if the Indenture were qualified under the TIA.

Section 4.2.  RECORDING; OPINIONS OF COUNSEL.

(a) Each of the Company and the Guarantors represents that it has caused to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered, filed and recorded, all instruments and documents, and have done and will do or will cause to be done all such acts and other things, at the Company's expense, as are necessary to effect and maintain valid and perfected security interests in the Collateral. Each of the Company and the Guarantors shall, as promptly as practicable, cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the security interests under the Collateral Documents and herein. The Company and the Guarantors shall promptly obtain title insurance insuring the Trustee as an insured for the benefit of the Holders in the aggregate amount equal to the estimated fair market value of the Property that is subject to the CMLI Mortgage, with such endorsements as are reasonably requested by the Trustee, subject only to those exceptions which are reasonably acceptable to the Trustee.

(b) The Company shall furnish to the Trustee, promptly after the execution and delivery of this Indenture, the Security Agreement and the Mortgage and promptly after the execution and delivery of any amendment thereto or any other instrument of further assurance and Opinion(s) of Counsel stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (i) this Indenture, the Security Agreement, the Mortgage, the CMLI Mortgage, any such amendment and all other instruments of further assurance have been properly recorded, registered and filed has been taken to the extent necessary to make effective valid security interests and to perfect the security interests intended to be created by the Indenture, the Security Agreement and the Mortgage, and reciting the details of such action, or (ii) no such action is necessary to maintain the validity and perfection of the security interests under the Security Agreement, the Mortgage and hereunder.

(c) The Company shall furnish to the Trustee, within 60 days after May 15 in each year commencing 1997, an Opinion(s) of Counsel, dated as of such date, stating that, in the opinion of such counsel, subject to customary exclusions and exceptions, either (A) all such action has been taken with respect to the recording, registering, filing, rerecording and refiling of the Indenture, all supplemental indentures, the Security Agreement, the Mortgage, financing statements, continuation statements and all other instruments of further assurance or other Collateral Documents as is necessary to maintain the security interests under the Collateral Documents and hereunder in full force and effect and reciting the details of such action, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Collateral Documents or (B) no such action is necessary to maintain the security interests in full force and effect.

Section 4.3.  DISPOSITION OF CERTAIN COLLATERAL.

(a) The Company and the Guarantors may, without consent of the Trustee, but otherwise subject to the requirements of this Indenture:
     (i) sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Collateral Documents and hereunder, any machinery, equipment, or other personal Property constituting Collateral that has become worn out, obsolete, or unserviceable or is being upgraded, upon replacing the same with or substituting for the same, machinery, equipment or other Property constituting Collateral not necessarily of the same character but being of at least equal fair value and at least equal utility to the Company as the Property so disposed of, which Property shall without further action become Collateral subject to the security interests under the Collateral Documents and hereunder;
     (ii) (A) sell, assign, transfer, license or otherwise dispose of, free from the security interests under the Collateral Documents and hereunder, inventory held for resale that is at any time part of the Collateral in the ordinary course of the Company's business, consistent with industry practices, (B) collect, liquidate, sell, factor or otherwise dispose of, free from the security interests under the Collateral Documents and hereunder, accounts receivable or notes receivable that are part of the Collateral in the ordinary course of the Company's business, consistent with industry practices, or (C) make Cash payments out of the Guarantor Collateral Sub-Account to fund operating expenses of the CMLI Real Property or Capital Expenditures in respect of the CMLI Real Property, PROVIDED, HOWEVER, that the Liens of the Trustee under the Collateral Documents attach to the Property acquired or constructed with such Capital Expenditures with the same validity, priority and perfection as the Liens of the Trustee in the CMLI Real Property;
     (iii) so long as no Default or Event of Default hereunder shall have occurred and be continuing, sell, assign, transfer, license or otherwise dispose of Collateral of the Company for the purpose of making Capital Expenditures permitted to the Company under clauses (iii), (iv), (v), (vi) and (vii) of the definition of Permitted Capital Expenditures; and
     (iv) abandon, sell, assign, transfer, license or otherwise dispose of any personal Property the use of which is no longer necessary or desirable in the proper conduct of the business of the Company and the maintenance of its earnings and is not material to the conduct of the business of the Company.

(b) In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 4.3 may be sold, exchanged or otherwise disposed of by the Company and the Guarantors without consent of the Trustee, and the Company and the Guarantors request the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such Property under the Collateral Documents, the Trustee shall execute such an instrument upon delivery to the Trustee of an Officers' Certificate by the Company and the Guarantors reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the Property affected thereby, and stating and demonstrating that such Property is Property which by the provisions of this Section 4.3 may be sold, exchanged or otherwise disposed of or dealt with by the Company and the Guarantors without any release or consent of the Trustee.

(c) Any disposition of Collateral made in compliance with the provisions of this Section 4.3 shall be deemed not to impair the security interests under the Collateral Documents and hereunder in contravention of the provisions of this Indenture.

Section 4.4.  SUBSTITUTION OF COLLATERAL.

(a)(i) So long as no Default or Event of Default hereunder shall have occurred and be continuing, the Company may, without the consent of the Trustee, but otherwise subject to the requirements of this Indenture, consummate a Qualified Sale to a Third Party, free and clear of the Liens of the Mortgage and the Security Agreement, in exchange for Cash or for a Qualified Substitute Boat or a combination thereof; PROVIDED, HOWEVER, that any Qualified Sale constituting an Affiliate Conveyance shall meet the requirements of Section 5.10 hereof in all respects. In such event, the Company immediately shall file and record all instruments and documents, and immediately will do or will cause to be done all such acts and other things, at the Company's expense, as are necessary to effect and maintain exclusive, valid and perfected security interests in the Boat Conveyance Proceeds and the Qualified Substitute Boat, as the case may be, and all agreements and contract rights arising under or evidencing such Qualified Sale, in favor of the Trustee for the benefit of the Holders, including, but not limited to, the deposit of Boat Conveyance Proceeds in the Boat Conveyance Proceeds Sub- Account.

   (ii) So long as no Default or Event of Default hereunder shall have occurred and be continuing, the Company may, without the consent of the Trustee, but otherwise subject to the requirements of this Indenture, enter into a Qualified Lessor Lease, subject to the Liens of the Mortgage or the Other Boat Mortgage, as the case may be, and the other Collateral Documents; PROVIDED, HOWEVER, that any such Qualified Lessor Lease constituting an Affiliate Conveyance shall meet the requirements of Section 5.10 hereof in all respects. In such event, the Company immediately shall file and record all instruments and documents, and immediately will do or will cause to be done all such acts and other things, at the Company's expense, as are necessary to effect and maintain exclusive, valid and perfected security interests in the Boat Conveyance Proceeds arising under such Qualified Lessor Lease, and in all of the Company's right, title and interest in such Qualified Lessor Lease and all rents, profits and proceeds therefrom and contract rights arising thereunder, in favor of the Trustee for the benefit of the Holders, including, but not limited to, the deposit of Boat Conveyance Proceeds in the Boat Conveyance Proceeds Sub-Account.

(b) Boat Conveyance Proceeds shall remain in the Boat Conveyance Proceeds Sub-Account with the Trustee subject to the Liens of the Trustee and, so long as no Default or Event of Default shall have occurred and be continuing, shall be released from the Boat Conveyance Proceeds Sub-Account by the Trustee only as follows:

     (i) During the Waiting Period, Boat Conveyance Proceeds will be released by the Trustee to the Company, first, (A) for the consummation by the Company of the purchase of a Qualified Substitute Boat pursuant to the provisions of Section 11.3 hereof or for the financing or the servicing of the financing of such purchase from time to time, or (B) for the payment of the Adjusted Rent Obligations of the Company under a Qualified Lessee Lease under the provisions of Section 11.3 hereof, and thereafter until the end of the Waiting Period for Capital Expenditures permitted pursuant to the provisions of Section 5.19 hereof;

     (ii) If during the Waiting Period the Company has entered into a binding contract with a Third Party for the construction of a Qualified Substitute Boat, then after delivery of all certificates, documents, instruments, contracts and agreements precedent to the first release of Boat Conveyance Proceeds under the provisions of Section 11.4 hereof, and until the date that is fifteen (15) months after the last day of the Waiting Period, the Trustee shall release Boat Conveyance Proceeds to the Company solely (A) to fund obligations under such contract for the construction of the Qualified Substitute Boat, PROVIDED, HOWEVER, that the Trustee shall maintain at all times a valid and perfected first priority Lien on and security interest in the Qualified Substitute Boat, whether under the Other Boat Mortgage or otherwise, subject only to Liens permitted pursuant to Section 5.13 hereof;
(B) for the financing or the servicing of the financing from time to time by the Company of the purchase of a Qualified Substitute Boat pursuant to the provisions of Section 11.3 hereof; or (C) for the payment of the Adjusted Rent Obligations of the Company under a Qualified Lessee Lease under the provisions of Section 11.3 hereof;

     (iii) If on or before the last day of the Waiting Period the Company has neither consummated the purchase of a Qualified Substitute Boat, entered into a Qualified Lessee Lease of a Substitute Boat, nor delivered all certificates, documents, instruments, contracts and agreements precedent to the first release of Boat Conveyance Proceeds under the provisions of Section 11.4 hereof for the construction of a Qualified Substitute Boat, then all Boat Conveyance Proceeds remaining in the Boat Conveyance Proceeds Sub-Account with the Trustee on the last day of the Waiting Period shall be deemed to constitute Excess Cash Flow of the Company for the fiscal quarter in which the Waiting Period expires and shall be used to redeem Notes on the Interest Payment Date that is the last day of the fiscal quarter of the Company immediately following the fiscal quarter in which the Waiting Period expires pursuant to the provisions of
Article III hereof; and

     (iv) Notwithstanding any other provisions of this clause (b), all Boat Conveyance Proceeds in the Boat Conveyance Proceeds Sub-Account on the last date of the fifteenth month after the date of the last day of the Waiting Period or at any time thereafter shall be deemed to solely constitute Collateral securing the Indenture Obligations, and the Company shall have no right to request or demand, and the Trustee shall have no obligation to release, Boat Conveyance Proceeds prior to the payment in full of the Indenture Obligations.

The Trustee shall release Liens on Boat Conveyance Proceeds pursuant to this
Section 4.4 in accordance with the provisions of Article XI, the Collateral Documents and the TIA.

Section 4.5.  RELEASE DATE; RELEASES OF COLLATERAL.

So long as no Default or Event of Default shall have occurred and be continuing, then provided the Trustee shall have received notice from the Company fifteen (15) days before the Release Date of the Release Date, the Trustee shall on the Release Date (or, in the case of failure of the Company to timely notify the Trustee in accordance with this Section 4.5, fifteen
(15) days from the date of actual receipt by the Trustee of such notice of the Release Date) release or cause to be released all Liens securing Indenture Obligations other than (i) those Liens granted to the Trustee under the Mortgage or the Other Boat Mortgage, as the case may be, (ii) those Liens granted to the Trustee in respect of a lease by the Company of the Crescent City Queen Casino pursuant to Section 4.4(b) hereof, and (iii) those Liens securing proceeds from the foregoing. The Trustee shall release such Liens pursuant to this Section 4.5 in accordance with the provisions of Article XI, the Collateral Documents and the TIA.

Section 4.6  CERTAIN OTHER RELEASES OF COLLATERAL.

Subject to applicable law, the release of any Collateral from Liens created by the Security Agreement or the Mortgage or the release of, in whole or in part, the Liens created by the Security Agreement or the Mortgage, will not be deemed to impair the Security Agreement or the Mortgage, as the case may be, in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the terms hereof. To the extent applicable, without limitation, the Company and each obligor on the Notes shall cause TIA Section 314(d) relating to the release of Property or securities from the Liens of the Security Agreement or the Mortgage to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by one Officer prior to the qualification of the Indenture under the TIA and by two Officers after such qualification, except in cases which TIA Section 314(d) requires that such certificate or opinion be made by an independent person.

Section 4.7  PAYMENT OF EXPENSES.

On demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this
Article IV, including the reasonable fees and expenses of counsel and all such sums shall be a Lien upon the Collateral and shall be secured thereby.

Section 4.8  SUITS TO PROTECT THE COLLATERAL.

Subject to Section 4.1 of this Indenture and to the provisions of the Security Agreement and the Mortgage, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Agreement, the Mortgage or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid or if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests in contravention of this Indenture or be prejudicial to the interests of the Holders or of the Trustee. The Trustee shall give notice to the Company promptly following the institution of any such suit or proceeding.

Section 4.9  TRUSTEE'S DUTIES.

The powers and duties conferred upon the Trustee by this Article IV are solely to protect the security interests created hereby and shall not impose any duty upon the Trustee to exercise any such powers and duties, except as expressly provided in this Indenture. The Trustee shall be under no duty to the Company or any Guarantor whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. The Trustee shall not be liable to the Company or the Guarantors for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to the Company or the Guarantors to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Company or the Guarantors to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the security interests in, or the Trustee's rights in or to, any of the Collateral.

                                   Article V

                                   COVENANTS
Section 5.1.  PAYMENT OF NOTES

The Company shall pay the principal of (including Excess Cash Flow to be paid by the Company on an Interest Payment Date pursuant to the provisions of Section 3.1 hereof) and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal of (including Excess Cash Flow to be paid by the Company on an Interest Payment Date pursuant to the provisions of Section 3.1 hereof) or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, U.S. Legal Tender deposited and designated for and sufficient to pay the installment. Together with any installments of principal the Company will deliver to the Trustee a sufficient number of stickers, in form satisfactory to the Trustee, setting forth the outstanding principal amount of each Note after having given effect to such current principal payments, for delivery by the Trustee to the Holders for the purpose of affixing such stickers to their respective Notes.

The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Notes compounded semi-annually, to the extent lawful.

Section 5.2.  MAINTENANCE OF OFFICE OR AGENCY.

The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer and exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in
Section 13.2

The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company and the Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company and the Guarantors hereby initially designate the corporate trust office of the Trustee as such office.

Section 5.3.  LIMITATION ON RESTRICTED PAYMENTS.

The Company and the Guarantors will not, and none will permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment.

Section 5.4.  CORPORATE EXISTENCE.

The Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence and the corporate or other existence of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and the Guarantors and each of their Subsidiaries; PROVIDED, HOWEVER, that neither the Company nor any of the Guarantors shall be required to preserve, with respect to itself, any right or franchise if (a) the Board of Directors of the Company shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

Section 5.5.  PAYMENT OF TAXES AND OTHER CLAIMS.

The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor or any of their Subsidiaries or properties and assets of the Company, any Guarantor, or any of their Subsidiaries and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the Property and assets of the Company, any Guarantor or any of their Subsidiaries; PROVIDED HOWEVER, that neither the Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

Section 5.6.  MAINTENANCE OF INSURANCE.

From and at all times after May 13, 1996, the Company and each of the Guarantors and each of their respective Subsidiaries shall have in effect customary comprehensive general liability insurance and (as applicable) brownwater coverage, shall use their best efforts to have completion, performance or similar bonds in place for any Substitute Boat not yet completed, and shall cause the builder of any Substitute Boat to maintain builder's risk coverage insurance, in each case on terms and in an amount reasonably sufficient (taking into account, among other factors, the creditworthiness of the insurer) to avoid a material adverse change in the financial condition or results of operation of the Company and the Guarantors taken as a whole.

Section 5.7.  COMPLIANCE CERTIFICATE: NOTICE OF DEFAULT.

The Company shall deliver to the Trustee within 90 days after the end of its fiscal year an Officers' Certificate complying (whether or not required) with Section 314(a)(4) of the TIA and stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure of the Company, any Guarantor or any Subsidiary of the Company or any Guarantor to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposing to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its trust officers receives notice of the Default giving rise thereto from the Company or any of the Holders.

Section 5.8.  REPORTS.

Whether or not the Company or any Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company and each Guarantor shall deliver to the Trustee and to each Holder, within 15 days after it is or would have been required to file such with the SEC, annual and quarterly consolidating financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the requirements of
Section 13 or 15(d) of the Exchange Act including, with respect to annual information only, a report thereon by the Company's independent public accountants as such would be so required, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

Section 5.9.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Notes, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.10.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

None of the Company, any Guarantor, or any of their Subsidiaries shall enter into any transaction, including any contract, agreement, understanding, loan, advance or guarantee and including any series of related transactions, with or for the benefit of any Affiliate (an "Affiliate Transaction") except for (i) employment arrangements in the ordinary course with officers and employees of the Company who are not also officers, directors, or employees of any Affiliate of the Company, (ii) the Tax Sharing Treaty, (iii) Parent Equity Contributions, (iv) Indebtedness of JCC which JCC may incur under clause (g) of Section 5.11 hereof, and (v) the conveyance, sale, lease, transfer, assignment or other disposition of the Crescent City Queen Casino or a Qualified Substitute Boat by the Company to an Affiliate (an "Affiliate Conveyance"); PROVIDED, HOWEVER, that with respect to any such Affiliate Conveyance described in clause (v) of this
Section 5.10, the Company shall obtain, prior to the consummation of such Affiliate Transaction, a written opinion addressed to the Trustee from an independent investment banking firm of national reputation with experience in the gaming business conducted by the Company that such Affiliate Conveyance is as favorable to the Company from a financial point of view as if made on an arm's length basis with a Third Party. Such investment banking firm shall be promptly selected by the Company and agreed to by the Holders of a majority in aggregate principal amount of then outstanding Notes; PROVIDED, HOWEVER, that if the Holders of a majority in aggregate principal amount of then outstanding Notes do not agree to such investment banking firm, each of the Company and the Holders of a majority in aggregate principal amount of then outstanding Notes shall then promptly select one such investment banking firm, and the two firms so chosen shall select a third investment banking firm to provide such opinion.

Section 5.11. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK.

Except as set forth below, from and after May 13, 1996 the Company and the Guarantors will not, and none will permit any of its Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an acquisition, merger or consolidation), extend the maturity of, or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur," or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock. Notwithstanding the foregoing:

(a) the Company and the Guarantors may incur Indebtedness evidenced by the Notes and other obligations pursuant to the Indenture up to the amounts specified herein as of the Issue Date;

(b) so long as no Default or Event of Default shall have occurred and be continuing at the time, the Company or any Guarantor may incur Permitted FF&E Financing; provided, that (I) prior to the Release Date, the aggregate amount of Indebtedness incurred pursuant to this paragraph (b) (including any Indebtedness issued to refinance, replace or refund such Indebtedness) shall not constitute more than 100% of the cost (reportable on the balance sheet (including all appropriate notes thereto) of such entity in accordance with GAAP) to the Company and the Guarantors of the FF&E so purchased or leased and (ii) prior to the Release Date, the aggregate principal amount of such Permitted FF&E Financing in respect of FF&E funded with all or any portion of Cash of the Company (other than Cash from a Parent Equity Contribution) does not exceed the sum of (x) the excess (the "FF&E Basket") of $6.5 million over the principal amount of all Existing FF&E Indebtedness on the Issue Date, less all payments of principal after the Issue Date in respect of such Existing FF&E Indebtedness and (y) $1 million, at any time, and (iii) in all other cases prior to the Release Date, Permitted FF&E Financing does not at any time exceed $10 million plus the FF&E Basket, less the amount of any such financing described in clause
(ii) above then outstanding, at any time;

(c) the Company and any of the Guarantors may incur Indebtedness constituting a bond or surety obligation (or an indemnity or similar obligation) (i) in order to prevent the impairment or loss of or to obtain a Gaming License, or (ii) as required under any insurance required under
Section 5.6 hereof, but only to the extent required by applicable law and consistent in character and amount with customary industry practice;

(d) the Company may incur Indebtedness the proceeds of which are used to pay all or a part of the purchase price of a Qualified Substitute Boat; provided, however, that such Indebtedness and the Liens securing such Indebtedness shall be subordinate and junior, in all respects, to the Indenture Obligations and the Liens of the Trustee securing the Indenture Obligations;

(e) the Company may suffer to exist Existing FF&E Financing;

(f) the Company and any of the Guarantors may incur Refinancing Indebtedness with respect to any Indebtedness described in clauses (a),(b), (c) and (d) of this covenant so long as, in the case of Indebtedness used to refinance, refund, or replace Indebtedness in clauses (b) and (d), such Refinancing Indebtedness satisfies the applicable requirements of such clauses;

(g) JCC may incur (i) the JCC Indebtedness, and (ii) any Indebtedness to an Affiliate other than the Company as to which Indebtedness the Company provides no credit support nor is liable and the proceeds of which Indebtedness are used solely to pay the JCC Indebtedness; and

(h) after the Release Date, the Company may incur any Indebtedness, so long as no Default or Event of Default shall have occurred and be continuing at the time.

Section 5.12. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

None of the Guarantors will, and none will permit any of its Subsidiaries other than the Company to, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any such Subsidiary to pay dividends or make other distributions to, or to pay any obligation to, or to otherwise transfer assets or make or pay loans or advances to, any of the Guarantors, except (a) restrictions imposed by the Notes or the Indenture and (b) restrictions imposed by applicable law.

Section 5.13.  LIMITATION ON LIENS.

Neither the Company nor any of the Guarantors will, and none will permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien in or on any right, title or interest to any of their respective Cash other than the Liens of the Trustee for the benefit of the Holders. Neither the Company nor any of the Guarantors will, and none will permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien in or on any right, title or interest to any of their respective properties or assets, other than Cash, owned by the Company or the Guarantors, as the case may be, on May 13, 1996 except (a) the Liens of the Trustee for the benefit of the Holders, and (b) Liens existing on the Issue Date and identified on a Schedule to be delivered to the Trustee no later than ten (10) days prior to the Issue Date. Neither the Company nor any of the Guarantors will, and none will permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien in or on any right, title or interest to any of their respective properties or assets, other than Cash, acquired after except (u) Permitted Liens, (v) the Liens of the Trustee for the benefit of the Holders, (w) Liens incurred pursuant to Permitted FF&E Financing incurred in accordance with the provisions of paragraph (b) of Section 5.11, which Liens may be exclusive Liens on such Permitted FF&E, (x) Liens in respect of Existing FF&E Financing, (y) Liens incurred in connection with the incurrence of Refinancing Indebtedness in accordance with the provisions of paragraph (f) of Section 5.11, PROVIDED, HOWEVER, that such Liens are not more adverse to the interests of the Holders of the Notes than the Liens replaced or extended thereby, PROVIDED, FURTHER, that such Liens replaced or extended are permitted hereby, and (z) only with respect to real Property acquired by the Guarantors after May 13, 1996, minor title defects and survey exceptions which do not materially detract from the value of the real Property subject thereto (as such Property is used by such Guarantor). Anything in this Section 5.13 to the contrary notwithstanding, after the Release Date, the Company and the Guarantors may incur Liens on any and all their respective Property or assets other than the Collateral, so long as no Default or Event of Default shall have occurred and be continuing at the time.

Section 5.14.  LIMITATION ON LINES OF BUSINESS.

None of the Company, any Guarantor and any of their respective Subsidiaries will directly or indirectly engage in any line or lines of business activity other than in a Related Business.

Section 5.15.  LIMITATION ON STATUS AS INVESTMENT COMPANY.

None of the Company, any Guarantor, or any of their respective Subsidiaries shall become "investment companies" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

Section 5.16. RESTRICTIONS ON SALE AND ISSUANCE OF STOCK. Prior to the Release Date:

(a) The Company and each Guarantor shall not issue or sell, and shall not permit any of their respective Subsidiaries to issue or sell, any Capital Stock of any Subsidiary to any person other than the Company or a Guarantor of the Company.

(b) The Company shall not sell or issue Capital Stock (other than Disqualified Capital Stock) unless the same becomes subject to the Lien of this Indenture.

Section 5.17.  RESTRICTIONS ON SUBSIDIARIES.

Prior to the Release Date, neither the Company nor any Guarantor shall create, acquire or suffer to exist any Subsidiary which was not a direct or indirect subsidiary of the Company or such Guarantor, as the case may be, on May 13, 1996.

Section 5.18.  RESTRICTIONS ON INVESTMENTS.

The Company and each Guarantor shall not make any Restricted Investments except, in the case of JCC, its equity interests in the Company.

Section 5.19.  RESTRICTIONS ON CAPITAL EXPENDITURES.

The Company and each Guarantor shall not incur any Capital Expenditures except for Permitted Capital Expenditures.

Section 5.20.  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

Neither the Company nor any of the Guarantors will, and none will permit any of its Subsidiaries to, in one or a series of related transactions, convey, sell, lease, transfer, assign or otherwise dispose of, directly or indirectly, any of its Property, business or assets, including without limitation upon any sale or other transfer or issuance of any Capital Stock of any Subsidiary or through the issuance, sale or transfer of Capital Stock of a Subsidiary (an "Asset Sale"). Notwithstanding the foregoing:

(a) so long as no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a PRO FORMA basis, to, such Asset Sale, the Company may sell, lease, transfer, assign or otherwise dispose of the Crescent City Queen Casino or any Qualified Substitute Boat or other Substitute Boat in accordance with the provisions of Section 4.4 or Section 5.10 hereof, and further subject to the applicable provisions of Article XI hereof;

(b) the Company and the Guarantors may sell, lease, transfer, assign or otherwise dispose of any machinery, equipment, or other personal Property that has become worn out, obsolete, or unserviceable or is being upgraded upon replacing the same with or substituting for the same, machinery, equipment or other personal Property not necessarily of the same character but being of at least equal fair value and at least equal utility to the Company as the Property so disposed of;

(c) the Company and the Guarantors may (A) sell, assign, transfer, license or otherwise dispose of inventory held for resale in the ordinary course of the Company's business, consistent with industry practices and (B) collect, liquidate, sell, factor or otherwise dispose of accounts receivable or notes receivable in the ordinary course of the Company's business, consistent with industry practices; and

(d) the Company and the Guarantors may abandon, sell, assign, transfer, license or otherwise dispose of any personal Property the use of which is no longer necessary or desirable in the proper conduct of the business of the Company and the maintenance of its earnings and is not material to the conduct of the business of the Company; and

(e) so long as no Default or Event of Default shall have occurred and be continuing, the Company and the Guarantors may convey, sell, lease, transfer, assign or otherwise dispose of their respective Property or assets other than Collateral.

Section 5.21.  LIMITATION ON MERGER, SALE OR CONSOLIDATION.

Neither the Company nor any of the Guarantors will consolidate with or merge with or into another person.

Section 5.22.  MAINTENANCE OF BUSINESS.

At all times from and after the Commencement Date, the Company will operate a riverboat casino in Bossier City, Louisiana.

Section 5.23. COMMENCEMENT DATE; RELEASE DATE; ADVERSE STATE ACTION.

(a) The Company shall give the Trustee notice, at the addresses and in the manner set forth in Section 13.2 hereof, of:
     (i) the Commencement Date, as soon as the occurrence of such date is ascertained by the Company but in no event later than five (5) days after the occurrence thereof;
     (ii) the Release Date, as soon as the occurrence of such date is ascertained by the Company but in no event later than five (5) days after the occurrence thereof;
     (iii) the occurrence of an Adverse State Action, in no event later than one (1) day after the Company receives actual notice of the occurrence thereof; and
     (iv) the date an Adverse State Action is to take effect, immediately upon receipt by the Company of notice of such date.

(b) No later than ten (10) days after the Release Date, the Company will deliver to the Trustee an amortization schedule setting forth the amortization of the remaining outstanding principal amount of the Notes in eight (8) equal installments payable on each of the eight (8) Interest Payment Dates immediately following the Release Date (or, if there shall be fewer than eight Interest Payment Dates remaining after the Release Date but before or including the third anniversary of the Commencement Date, in equal installments numbering the amount of remaining Interest Payment
Date).

(c) No later than ten (10) days after the date of the occurrence of an Adverse State Action, the Company will deliver to the Trustee an amortization schedule setting forth the amortization of the remaining outstanding principal amount of the Notes in equal installments payable on each of the Interest Payment Dates immediately following the date of the occurrence of the Adverse State Action to and including the date on which the Adverse State Action is to take effect against the Company.

                                  Article VI.

                         EVENTS OF DEFAULT AND REMEDIES

Section 6.1.  EVENTS OF DEFAULT.

"Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the failure by the Company to pay any installment of interest on the Notes as and when due and payable and the continuance of any such failure for 10 days;

(2) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise; PROVIDED that, in respect of a payment of Excess Cash Flow, if the amount thereof, in respect of any period, is greater than the amount originally determined by the Company for purposes of making such payment (but by no more than 5% of such originally determined amount), such greater amount, less the payment already made, shall be deemed to be due and payable to the Trustee 5 days after such greater amount is finally determined;

(3) except as provided in clauses (1) or (2) of this Section 6.1, failure of the Company or any Guarantor to comply with any provision of Section 5.10, 5.14, 5.21, 5.22, 11.3 or 11.4 which failure continues for 30 days;

(4)  failure of the Company or any Guarantor to comply with any provision of
Section 4.4 hereof;

(5) except as otherwise provided herein, the failure by the Company or any Guarantor to observe or perform any other covenant or agreement contained in the Notes or the Indenture and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

(6) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or such Guarantor under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company or such Guarantor, or of the Property of any such person, or for the winding up or liquidation of the affairs of any such person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

(7) the Company or any Guarantor shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or Property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay their debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

(8) a default in the payment of principal, premium or interest when due which extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of maturity of any Indebtedness of the Company, any Guarantor or any of their respective Subsidiaries with an aggregate principal amount in excess of $500,000;

(9) final unsatisfied judgments not covered by insurance aggregating in excess of $500,000, at any one time rendered against the Company, any Guarantor or any of their respective Subsidiaries and not stayed, bonded or discharged within 60 days;

(10) the closing after the Commencement Date (other than for repair or maintenance) of a substantial portion of the Crescent City Queen Casino or, if applicable, the casino on a Qualified Substitute Boat for more than 45 consecutive days;

(11) the loss of the legal right to operate the Crescent City Queen Casino or, if applicable, the casino on a Qualified Substitute Boat and such loss is continuing for more than 90 consecutive days;

(12)  an event of default specified in any of the Collateral Documents; or

(13) any of the Collateral Documents fails to become or ceases to be in full force and effect in accordance with the terms of this Indenture, or ceases (once effective) to create in favor of the Trustee, with respect to any material amount of Collateral, a valid and perfected first priority Lien on the Collateral to be covered thereby (unless a prior or exclusive Lien is specifically permitted by this Indenture).

If a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default in accordance with Section 7.5 hereof; PROVIDED, HOWEVER, that, except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Note (including the payment of the Redemption Price on the Redemption Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Holders.

If an Event of Default occurs and is continuing (other than an Event of Default specified in clauses (6) or (7), above, relating to the Company or any Guarantor), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company, and to the Trustee if given by Holders (an "Acceleration Notice"), may declare all principal and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clauses (6) or (7), above, relating to the Company or any Guarantor occurs, all principal and accrued interest thereon and any then applicable Redemption Premium will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of no less than a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration, have been cured or waived.

Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of or interest on any Note not yet cured, or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Section 6.2. RESCISSION AND ANNULMENT.

Prior to any judgment or decree for payment of any money due being obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate principal amount of then outstanding Notes, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, an Event of Default or Default if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay
  (A) all overdue interest on all Notes,
  (B) the principal of (and premium, if any, applicable to) any Notes which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Notes,
  (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes,
  (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and
(2) all Events of Default, other than the non-payment of amounts which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective for any Event of Default or Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note, unless all such affected Holders agree, in writing, to waive such Event of Default or Default. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

Section 6.3.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
TRUSTEE.

The Company covenants that if an Event of Default in payment of principal, premium, or interest specified in Section 6.1(1) and (2) occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4.  TRUSTEE MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the Property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

(i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.6.  PRIORITIES.

Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the Trustee in payment of all amounts due pursuant to Section
7.7;

SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium (if any) and interest, respectively; and

THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

Section 6.7  LIMITATION ON SUITS.

No Holder of any Note shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

  (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

  (B) the Holders of not less than 25% in principal amount of then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

  (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

  (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

  (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 6.8. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Note on the Maturity Dates of such payments as expressed in such Note (in the case of redemption, the Redemption Price on the applicable Redemption Date, and in the case of Section 3.1, Excess Cash Flow on the applicable date specified in Section 3.1) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9.  RIGHTS AND REMEDIES CUMULATIVE.

Except as otherwise provided with respect to the placement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.10.  DELAY OR OMISSION NOT WAIVER.

No delay or omission by the Trustee or by any Holder of any Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.11.  CONTROL BY HOLDERS.

The Holder or Holders of a majority in aggregate principal amount of then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, PROVIDED, that

  (1) such direction shall not be in conflict with any rule of law or with this Indenture,

  (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

  (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.12.  WAIVER OF PAST DEFAULT.

Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee on behalf of all Holders, prior to the declaration of the maturity of the Notes, waive any past default hereunder and its consequences, except a default

  (A) in the payment of the principal of, premium, if any, or interest on, any Note as specified in clauses (1) and (2) of Section 6.1, or

  (B) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

Section 6.13.  UNDERTAKING FOR COSTS.

All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section
6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Note on or after the Maturity Date of such Note.

Section 6.14.  RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.15.  CASH PROCEEDS FROM COLLATERAL.

The Cash proceeds of any Collateral obtained and/or disposed of pursuant to the terms of the Collateral Documents shall be held by the Trustee in the manner provided in Article XI hereof for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof by reason of difference in time of issuance, sale or otherwise.

                                 Article VII.

                                    TRUSTEE

The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

Section 7.1.  DUTIES OF TRUSTEE.

  (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

  (b) Except during the continuance of a Default or an Event of Default:

     (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.
     (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, including certificates or opinions of the Consulting Professional and the Construction Manager. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (1) This paragraph does not limit the effect of paragraph (b) of this
Section 7.1.

     (2) The Trustee shall comply with any order or directive of a Gaming Authority that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Law and will cooperate fully and completely in any proceeding related to such application.

     (3) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

     (4) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith (i) in accordance with a direction received by it pursuant to Section 6.12, or (ii) in reliance upon actions, statements, judgments or representations taken or made by the Consulting Professional or the Construction Manager in accordance with Section 11.4 hereof.

  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

  (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.2.  RIGHTS OF TRUSTEE.

Subject to Section 7.1:

  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

  (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (including the Consulting Professional) appointed with due care.

  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

  (g) Except with respect to Section 5.1, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article V
hereof.   In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 5.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

  (h) The Trustee may rely on the accuracy of any amortization schedule delivered to it by the Company pursuant to Section 5.23 hereof.

Section 7.3.  INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor, any of their respective Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4.  TRUSTEE'S DISCLAIMER.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be responsible for any statement in the Notes, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

Section 7.5.  NOTICE OF DEFAULT.

If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Note (including the payment of the Redemption Price on the Redemption
Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.6.  REPORTS BY TRUSTEE TO HOLDERS.

If required by law, within 60 days after each May 15 beginning with May 15, 1997, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). If required by law, the Trustee also shall comply with TIA Section 313(b) and 313(c).

The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automatic quotation system.

A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

Section 7.7.  COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

The Company shall indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by them without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; PROVIDED, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

Section 7.8.  REPLACEMENT OF TRUSTEE.

The Trustee may resign by notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

  (1)  the Trustee fails to comply with Section 7.1(d) or 7.10;

  (2)  the Trustee is adjudged bankrupt or insolvent;

  (3) a receiver, Custodian, or other public officer takes charge of the Trustee or its Property; or

  (4)  the Trustee become incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all Property held by it as Trustee to the successor Trustee, subject to the lien provided in
Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9.  SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

Section 7.10.  ELIGIBILITY; DISQUALIFICATION.

The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and TIA Section 310(a)(5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section  310(b).

Section 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                 Article VIII.

                           TERMINATION AND DISCHARGE

Section 8.1.  TERMINATION OF OBLIGATIONS UPON CANCELLATION OF THE NOTES.

The Company and the Guarantors may terminate all of their obligations under this Indenture (subject to Section 8.2) when:

  (1) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation;

  (2) the Company or a Guarantor has paid or caused to be paid all sums payable hereunder by the Company; and

  (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (who may be outside counsel to the Company, but not in- house counsel to the Company or any of its Subsidiaries), each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a Default under, this Indenture or any other instrument to which the Company, any Guarantor or any of their Subsidiaries is a party or by which it or their Property is bound.

Section 8.2.  SURVIVAL OF CERTAIN OBLIGATIONS.

Notwithstanding the termination of this Indenture and of the Notes referred to in Section 8.1 , the respective obligations of the Company, the Guarantors and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, 2.12, Article III, Article IV, 5.1, 5.2, 5.4, 5.6, 5.15, 6.7, 6.8,
7.7, 7.8, 8.4, 13.1,  13.2, 13.4, 13.5, 13.7, 13.8, 13.11 and this Section
8.2 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 6.8, 7.7, 7.8, 8.4, 13.11 and this Section 8.2 shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

Section 8.3.  ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.

After (i) the conditions of Section 8.1 have been satisfied, (ii) the Company or a Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i), above, relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under this Indenture except for those surviving obligations specified in Section 8.2.

Section 8.4.  REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 ; PROVIDED, HOWEVER, that if the Company or a Guarantor has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company or such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  Article IX.

                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

Without the consent of any Holder, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or may amend, modify or supplement the Collateral Documents, in form satisfactory to the Trustee, for any of the following purposes:

  (1) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

  (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder; provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

  (3) to provide for additional Collateral for or additional Guarantors of the Notes;

  (4) to provide for uncertificated Notes in addition to or in place of certificated Notes in compliance with this Indenture; or

  (5)  to comply with the TIA.

Section 9.2. AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS.

Subject to Section 6.8 and the last sentence of this paragraph, with the consent of the Holders of a majority in aggregate principal amount of then outstanding Notes by written act of said Holders delivered to the Company and the Trustee, the Company and any Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement the Mortgage, this Indenture or the Notes or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage, this Indenture or the Notes or of modifying in any manner the rights of the Holders under the Collateral Documents, this Indenture or the Notes. Subject to Section 6.8 and the last sentence of this paragraph, the Holder or Holders of a majority in aggregate principal amount of then outstanding Notes not held by Affiliates of the Issuer may waive compliance by the Company or any Guarantor with any provision of the Collateral Documents, this Indenture or
the Notes.   Notwithstanding the foregoing provisions of this Section 9.2, no such amendment, supplemental indenture or waiver shall, without the consent of the Holders of at least 66 2/3% of the aggregate principal amount of outstanding Notes not held by Affiliates of the Issuer, change any provision of Article IV, Article XII or (except for the Stated Maturity, which is governed by clause (4) (below) extend any Maturity Date of any Note, and no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Note affected thereby:

  (1) change the percentage of principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this indenture or the securities;

  (2) reduce the rate or extend the time for payment of interest on any Note;

  (3)  reduce the principal amount of any Note;

  (4)  change the Stated Maturity of any Note;

  (5) alter the redemption provisions of Article III in a manner adverse to any Holder;

  (6) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Notes or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Note;

  (7)  make any changes in Section 6.4, 6.7 or this third sentence of this
Section 9.2;

  (8) make the principal of, or the interest on, any Note payable with anything or in any manner other than as provided for in this Indenture and the
Notes as in effect on the date hereof; or

  (9) make the Notes subordinated in right of payment except as provided herein to any extent or under any circumstances to any other indebtedness.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

After an amendment, supplement or waiver under this Section 9.2 or 9.4 becomes effective, it shall bind each Holder.

In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

Section 9.3.  COMPLIANCE WITH TIA.

Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.4.  REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on
any Note.   However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by written notice to the Company or the person designated by the Company as the person to whom consents should be sent if such revocation is received by the Company or such person before the date on which the Trustee receives an Officers' Certificate Certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date, and only those persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (8) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; PROVIDED, HOWEVER, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium and interest on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 9.5.  NOTATION ON OR EXCHANGE OF NOTES.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse and the Trustee shall authenticate a new Note that
reflects the changed terms.   Any failure to make the appropriate notation
or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

Section 9.6.  TRUSTEE TO SIGN AMENDMENTS, ETC.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX, provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.


                                  Article X.

                           MEETINGS OF NOTEHOLDERS

Section 10.1  PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

  (a) to give any notice to the Company, any Guarantor or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VI;

  (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VI;

  (c) to consent to a waiver pursuant to the provisions of Section 9.2; or

  (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture (including the selection of the Consulting Professional), or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

Section 10.2.  MANNER OF CALLING MEETINGS.

The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.1, to be held at such time and at such place in The City of New York, State of New York or elsewhere as the Trustee shall determine. Notice of every meeting of Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company, the Guarantors and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting. The Company shall pay the costs and expenses of preparing and mailing such notice.

Any meeting of Noteholders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.3.  CALL OF MEETINGS BY COMPANY OR HOLDERS.

In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the securities then outstanding, shall have requested the Trustee to call a meeting of Noteholders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in The City of New York, State of New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

Section 10.4.  WHO MAY ATTEND AND VOTE AT MEETINGS.

To be entitled to vote at any meeting of Noteholders, a person shall (a) be a registered Holder of one or more Notes, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of
Notes.   The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, the Guarantors and their counsel.

Section 10.5. REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT OF THE MEETING; VOTING RIGHTS; ADJOURNMENT.

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those persons who are Holders of securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

At any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

Section 10.6.  VOTING AT THE MEETING AND RECORD TO BE KEPT.

The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.7. EXERCISE OF RIGHTS OF TRUSTEE OR NOTEHOLDERS MAY NOT BE HINDERED OR DELAYED BY CALL OF MEETING.

Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                 Article XI.

                        APPLICATION OF TRUST MONEYS

Section 11.1.  "TRUST MONEYS" DEFINED.

All Cash or Cash Equivalents received by the Trustee:

  (a) as Boat Conveyance Proceeds; or

  (b) upon the release (other than in accordance with Section 4.3 hereof) of Collateral from the Lien of any Collateral Document, subject to satisfaction of any Permitted Liens on such Collateral or as otherwise permitted herein; or

 (c) as Insurance Proceeds (other than (i) any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it, and (ii) proceeds from any single casualty to Collateral (other than the Crescent City Queen Casino, any Qualified Substitute Boat or Substitute Boat, and the JCC Real Property) where such proceeds do not exceed $50,000 from such casualty; PROVIDED, HOWEVER, that such proceeds described in the foregoing clause (ii) shall constitute Collateral for all other purposes under this Indenture and the Collateral Documents) including proceeds of any insurance received pursuant to Article I, Section 15 of the Mortgage or pursuant to the corresponding provisions of the Other Boat Mortgage or pursuant to Section IV of the JCC Mortgage; or

  (d) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee (including any proceeds received pursuant to Article II, Section 2 of the Mortgage or the corresponding provisions of the Other Boat Mortgage or pursuant to Section VI of the CMLI Mortgage) or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Collateral Documents or otherwise; or

  (e) for application under this Article XI as elsewhere provided in this Indenture or the Collateral Documents, or whose disposition is not elsewhere otherwise specifically provided for herein or in the Collateral Documents;

(all such moneys being herein sometimes called "Trust Moneys"; PROVIDED, HOWEVER, that Trust Moneys shall not include any Property deposited with the Trustee pursuant to Section 3.7 or Article VIII or delivered to or received by the Trustee for application in accordance with Section 6.6 hereof) shall be subject to a Lien and security interest in favor of the Trustee and shall be held by the Trustee for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to the Collateral Documents, said Trust Moneys shall be applied in accordance with Section 6.6; but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in this Article XI or Article IV.

On May 13, 1996 there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained by the Trustee , an account which shall be entitled the "Collateral Account" which shall be established and maintained by the Trustee at its offices in the Borough of Manhattan, The City of New York. The Collateral Account shall initially contain the following "Basic Sub-Accounts" established by and with the Trustee:

     (i)  the Boat Conveyance Proceeds Sub-Account;
     (ii)  the Net Awards Collateral Sub-Account;
     (iii)  the Guarantor Collateral Sub-Account;
     (iv)  the Company Collateral Sub-Account; and
     (v)  the Company Payment Sub-Account.

  All Trust Moneys which are received by the Trustee shall be deposited in the Collateral Account as follows:

     (A) all Boat Conveyance Proceeds shall be deposited into the Boat Conveyance Proceeds Sub-Account;

     (B) all Insurance Proceeds and Net Awards shall be deposited into the Net Awards Sub-Account;

     (C) all Cash proceeds of Collateral owned by the Guarantors shall be deposited into the Guarantor Collateral Sub-Account;

     (D) all Trust Moneys paid to the Trustee for the purpose and in anticipation of the distribution of same to the Holders pursuant to any redemption or principal amortization shall be deposited in the Company Payment Sub-Account; and

     (E) all other Trust Moneys shall be deposited in the Company Collateral Sub-Account.

Trust Moneys thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Indenture. The Trustee shall have a Lien on and security interest in the Collateral Account and the Basic Sub-Accounts and all Cash and Cash Equivalents therein from time to time for the benefit of the Holders as part of the Collateral.

Section 11.2.  WITHDRAWALS OF INSURANCE PROCEEDS AND NET AWARDS.

To the extent that any Trust Moneys consist of Insurance Proceeds or a Net Award received by the Trustee pursuant to the provisions of Article I,
Section 15 of the Mortgage or the corresponding provisions of the Other Boat Mortgage (which Net Award is required to be applied, or may be applied by the applicable mortgagor or pledgor, to effect a restoration to the affected Collateral) or Section IV of the JCC Mortgage, such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee upon a request by a Company Order to reimburse the Company to repair, rebuild or replace the Property destroyed, damaged or taken, upon receipt by the Trustee of the following:

  (a) an Officers' Certificate of the Company dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys:

     (i) that expenditures have been made, or costs incurred, by the Company in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair value thereof to the Company at the date of the expenditure or incurrence thereof by the Company;

     (ii) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Moneys in any previous or then pending application pursuant to this Section 11.2;

     (iii) that there is no outstanding Indebtedness except as permitted herein, other than costs for which payment is being requested and customary retainage not to exceed ten per cent (10%);

     (iv) that the Property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the business of the Company;

     (v) whether any part of such repairs, rebuildings or replacements within six months before the date of acquisition thereof by the Company has been used or operated by others than the Company in a business similar to that in which such Property has been or is to be used or operated by the Company and whether the fair value to the Company at the date of such acquisition, of such part of such repairs, rebuildings or replacements is at least the greater of $25,000 and 1% of the aggregate principal amount of the outstanding Notes;

     (vi) that no Default or Event of Default shall have occurred and be continuing; and

     (vii) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with;

  (b) all documentation required under Section 314(d) of the TIA;

  (c) an Architect's Certificate stating:

     (i) that all restoration work to which such request relates has been done in compliance with the approved plans and specifications and in accordance with all provisions of law;

     (ii) the sums requested are required to reimburse the Company for payments by the Company to, or are due to, the contractors, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the restoration, and that, when added to the sums, if any, previously paid out by Trustee, such sums do not exceed the cost of the restoration to the date of such Architect's Certificate;

     (iii) whether or not the Estimate continues to be accurate, and if not, what the entire cost of such restoration is then estimated to be; and

     (iv) that the amount of the Insurance Proceeds or Net Award plus any amount received by the Trustee under a surety, guaranty, letter of credit or commitment remaining after giving effect to such payment will be sufficient on completion of the restoration to pay for the same in full (including, in detail, an estimate by trade of the remaining costs of completion);

  (d) an Opinion of Counsel (who shall be outside counsel to the Company) substantially stating:

     (i) that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and the Collateral Documents, and that, upon the basis of such requests of the Company and the accompanying documents specified in this Section 11.2, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 11.2;

     (ii) that the Collateral Documents create a valid and perfected Lien on such repairs, rebuildings and replacements, that the same and every part thereof are subject to no Liens prior to the Lien of the Collateral Documents, except Liens of the type permitted under the Collateral Documents to which the Property so destroyed or damaged shall have been subject at the time of such destruction or damage; and

     (iii) that all of the right, title and interest in and to said repairs, rebuildings or replacements, or combination thereof, of the Company are then subject to the Lien of the Collateral Documents;

  (e) each such request shall be accompanied by:

     (i) an Opinion of Counsel or a title insurance policy, binder or endorsement satisfactory to the Trustee confirming that there has not been filed with respect to all or any part of the mortgaged Property any Lien which could have priority over the Lien of the Mortgage or the Other Boat Mortgage, as the case may be other than those Liens which will be satisfied with the proceeds being advanced; and

     (ii) an Officer's Certificate stating that all certificates, permits, licenses, waivers, other documents, or any combination of the foregoing required by law in connection with or as a result of such restoration to the extent then completed have been obtained.

Upon compliance with the foregoing provisions of this Section 11.2 and the provisions of the applicable Collateral Document, the Trustee shall pay on the written request of the Company an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of subsection (a) of this Section 11.2, or the fair value to the Company of such repairs, rebuildings and replacements stated in such Officers' Certificate (or in such independent appraiser's or independent financial advisor's certificate, if required by the TIA), whichever is less; PROVIDED, HOWEVER, that notwithstanding the above, so long as no Default or Event of Default shall have occurred and be continuing, in the case that any insurance proceeds or award for such Property or proceeds of such sale does not exceed the lesser of $25,000 or 1% of the principal amount of the then outstanding Notes, and, in the good faith estimate of the Company, such destruction or damage resulting in such insurance proceeds does not detrimentally affect the value or use of the applicable Collateral in any material respect, upon delivery to the Trustee of an Officers' Certificate of the Company to such effect, the Trustee shall release to the Company such insurance proceeds or condemnation award for such Property or proceeds of such sale, free of the Lien hereof and of the Collateral Documents, and such proceeds shall be deemed to have beenreleased pursuant to Section 4.6 hereof.

Section 11.3. WITHDRAWAL OF BOAT CONVEYANCE PROCEEDS FOR PURCHASE OR QUALIFIED LESSEE LEASE OF SUBSTITUTE BOAT.

To the extent that any Trust Moneys consist of Boat Conveyance Proceeds received by the Trustee pursuant to the provisions of Section 4.4, and the Company intends to use such Boat Conveyance Proceeds pursuant to the provisions of Section 4.4(b), such Boat Conveyance Proceeds may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

  (a) A notice (each, a "Boat Conveyance Proceeds Release Notice"), which shall (i) refer to this Section 11.3, (ii) describe with particularity the use to be made by the Company (including, without limitation, (A) the amount of the purchase price of such Qualified Substitute Boat and, if such withdrawal is for the payment of interest on or a principal installment of the financing of such purchase price, the amount of such current payment and the outstanding principal amount of such financing, (B) the amount and nature of any Capital Expenditures, and (C) the calculation of Adjusted Rent Obligations for which such Company Order is made) with respect to the released Boat Conveyance Proceeds in accordance with Section 4.4(b) and
(iii) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

  (b) An Officers' Certificate certifying that (i) the release of the Boat Conveyance Proceeds complies with the terms and conditions of Section 4.4 of this Indenture, (ii) there is no Default or Event of Default in effect or continuing on the date thereof (both before and after giving effect to the proposed use of the Boat Conveyance Proceeds), (iii) the release of the Boat Conveyance Proceeds will not result in a Default or Event of Default hereunder and (iv) all conditions precedent to such release have been complied with;

  (c) All documentation required under Section 314(d) of the TIA;

  (d) If the Boat Conveyance Proceeds are to be used for in whole or in part for the purchase price of a Qualified Substitute Boat or the financing thereof or the servicing and amortization of such financing from time to time, the Company shall also deliver to the Trustee:

     (i) an Other Boat Mortgage and other agreements or instruments in recordable form sufficient to grant to the Trustee, for the benefit of the Holders, a valid perfected first priority Lien on (i) such Qualified Substitute Boat, and (ii) all contracts, agreements and other purchase documentation, and all other indemnification and other contract rights, of the Company arising out of or related to its purchase of such Qualified Substitute Boat, subject only to Liens permitted pursuant to Section 5.13 hereof;

     (ii) a policy of title insurance issued by a nationally recognized title insurance company and approved by the Trustee, which approval shall not be unreasonably withheld (or an endorsement to the title insurance policy issued to the trustee on the Issue Date or a commitment to issue a policy of title insurance or an endorsement), insuring that the Lien of this Indenture and the Collateral Documents constitutes a valid and perfected first priority Lien on such Qualified Substitute Boat in an aggregate amount equal to the fair value of the Qualified Substitute Boat, together with an Officers' Certificate (or, at the request of the Trustee in its sole discretion, an Opinion of Counsel) stating that any specific exceptions to such title insurance are Liens permitted pursuant to Section 5.13 hereof and containing such endorsements and other assurances of the type included in the title insurance policy delivered to the Trustee on the Issue Date with respect to the Mortgage; and

     (iii) evidence of payment or a closing statement indicating payment of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for each of the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Qualified Substitute Boat to the Lien of any applicable Collateral Document and to perfect such Lien;

PROVIDED, HOWEVER, that if the deliveries required under clauses (d)(i),
(ii), and (iii) above have been previously made to the Trustee under the provisions of this clause (d), the Company shall be required only to deliver an Officer's Certificate certifying that the documents, agreements and instruments delivered under clauses (d)(i), (ii) and (iii) above are in full force and effect;

  (e) If the Boat Conveyance Proceeds are to be used in whole or in part for the payment of the Adjusted Rent Obligations of the Company pursuant to a Qualified Lessee Lease, the Company shall also deliver to the Trustee:

     (i) a leasehold boat mortgage or other instruments in recordable form sufficient to grant to the Trustee, for the benefit of the Holders, a valid first priority Lien on all right, title and interest of the Company in the Qualified Lessee Lease; PROVIDED, HOWEVER, that if the deliveries required under this clause (i) have been previously made to the Trustee under the provisions of this clause (e), the Company shall be required only to deliver an Officer's Certificate certifying that the documents, agreements and instruments delivered under this clause(i) are in full force and effect;

     (ii) an Opinion of Counsel and a title insurance policy, binder or endorsement satisfactory to the Trustee, in each case confirming that there has not been filed with respect to all or any part of the Substitute Boat which is the subject of the Qualified Lessee Lease any Lien which could have priority over the Lien of the leasehold boat mortgage of the Trustee; and

     (iii) an Officer's Certificate certifying that (A) such Qualified Lessee Lease permits the interest of the Company to be encumbered by such leasehold boat mortgage or other instruments evidencing the Liens of the Trustee, (B) the Company's interest in such Qualified Lessee Lease is assignable to the Trustee or its designee upon notice to, but without the consent of, the lessor thereunder, and, in the event that it is so assigned, is further assignable by the Trustee or its designee and their successors and assigns upon notice to, but without a need to obtain the consent of, such lessor, and upon such assignment the assignee shall be fully released from all liability thereunder; (C) such Qualified Lessee Lease is in full force and effect and no default has occurred under such lease, nor is there any existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such lease; (D) such Qualified Lessee Lease requires the lessor thereunder to give notice of any default by the Lessee to the Trustee, and such Qualified Lessee Lease further provides that no notice of termination given under such lease shall be effective against the Trustee unless a copy has been delivered to the Trustee in the manner described in such lease; (E) a mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the Lessee under such lease) to cure any default under such Qualified Lessee Lease, which is curable after the receipt of notice of any such default before the lessor thereunder may terminate such lease, and if such Qualified Lessee Lease is terminated, the lessor thereunder shall at the option of the Trustee enter into a new lease on exactly the terms of the Qualified Lessee Lease; (F) such Qualified Lessee Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent ship lending institutions, and such Qualified Lessee Lease contains a covenant that the lessor thereunder is not permitted, in the absence of any uncured default, to disturb the possession, interest or quiet enjoyment of any Lessee in the relevant portion of the Property subject to such lease for any reason, or in any manner, which would adversely affect the security provided by the related leasehold boat mortgage; (G) all amounts requested under the Company Order are to pay Adjusted Rent Obligations of the Company; and (H) the Lessee's interest in the Substitute Boat which is subject to such Qualified Lessee Lease is not subject to any Lien other than the Qualified Lessee Lease and any Lien for taxes not due and payable.

  (f) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for (including, without limitation, the conditions specified in clauses (d) and (e) of this
Section 11.3) relating to such application of Boat Conveyance Proceeds have been complied with.

Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Boat Conveyance Proceeds as directed and specified by the Company

Section 11.4. WITHDRAWAL OF BOAT CONVEYANCE PROCEEDS FOR CONSTRUCTION OF QUALIFIED SUBSTITUTE BOAT OR FOR CAPITAL EXPENDITURES ON SUCH QUALIFIED SUBSTITUTE BOAT.

To the extent that any Trust Moneys consist of Boat Conveyance Proceeds received by the Trustee pursuant to the provisions of Section 4.4, and the Company intends to use such Boat Conveyance Proceeds for the construction of a Qualified Substitute Boat pursuant to the provisions of Section 4.4(b), or for Permitted Capital Expenditures, such Boat Conveyance Proceeds may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon the following terms and conditions:

(a) The Qualified Substitute Boat shall be constructed and equipped, and the Permitted Capital Expenditures shall be made, pursuant to plans and specifications prepared by independent, licensed architects and engineers (collectively, the "Plans"), a construction agreement and construction schedule (collectively the "Construction Agreement") and a budget (the "Budget") which shall have been approved in writing by the Consulting Professional, in its best professional opinion, and a certificate of the Consulting Professional to that effect shall have been delivered to the Trustee.

(b) Disbursements for costs of constructing and equipping the Qualified Substitute Boat or the Permitted Capital Expenditures included in the Budget, shall be made as such costs are incurred, but not more often than monthly; the amount of the costs which have been incurred shall be as is set forth and approved, from time to time, in a certificate of the Consulting Professional and such other evidence as may be reasonably required by the Trustee, less a retention of 10% of such costs until the Qualified Substitute Boat or the Permitted Capital Expenditures have been fully completed and equipped.

(c) If at any time the Consulting Professional determines that the unfunded cost of completing the construction and equipping of the Qualified Substitute Boat or the Permitted Capital Expenditures exceeds the amount of the Boat Conveyance Proceeds remaining in the Boat Conveyance Proceeds Sub-Account, the Company shall deposit with the Trustee in the Boat Conveyance Proceeds Sub- Account additional funds from some other source in an amount equal to such excess, and such funds shall be used first to complete the construction and the equipping of the Qualified Substitute Boat or the Permitted Capital Expenditures.

(d) Amounts shall be disbursed from the Boat Conveyance Proceeds Sub-Account only for payment of costs specified in the Budget.

(e) The Qualified Substitute Boat, if constructed in accordance with the Plans, will comply with all legal requirements, as evidenced by an opinion of outside counsel for the Company satisfactory to the Consulting Professional.

(f) Upon demand of the Consulting Professional, the Company, at its sole cost and expense, shall correct promptly any defect in the Qualified Substitute Boat, any material departure from the Plans and any failure to comply with applicable legal requirements, all to the satisfaction of the Consulting Professional.

(g) The Company, without the prior written consent of the Consulting Professional, shall not make (a) any single change to the Plans that would require the Company to incur greater than $25,000 in additional costs or (b) any changes to the Plans that would in the aggregate, require the Company to incur greater than $100,000 in additional costs. Furthermore, the Company shall provide copies of all change orders, change bulletins and other revisions of the Plans and the Construction Agreement to the Consulting Professional prior to the commencement of any work reflecting such changes or revisions, regardless of whether the Consulting Professional's prior approval is required.

(h) The Company shall pay or reimburse the Trustee and the Consulting Professional for all expenses incurred by the Trustee and the Consulting Professional with respect to any and all transactions and matters contemplated hereby including, without limitation, the fees of the Consulting Professional.

(i) The Trustee shall have received a certificate from the Consulting Professional certifying that:

     (i) it is satisfied that all past and current (if then due and payable) taxes and assessments applicable to the Qualified Substitute Boat, the Permitted Capital Expenditure, or the Property on which the Permitted Capital Expenditure is to be constructed (the "Improved Property"), or payable by the Company have been paid;

     (ii) if the Qualified Substitute Boat or the Permitted Capital Expenditure is constructed as planned, the Qualified Substitute Boat or the Permitted Capital Expenditure, as the case may be, shall be suitable for its intended purpose and will be capable of being put into service without the need for additional expenditures except as set forth in the approved Budget;

     (iii) it is satisfied that, and it has received an opinion of counsel addressed to the Trustee for the benefit of the Holders, that the Trustee has a valid perfected security interest in the Qualified Substitute Boat, the Permitted Capital Expenditure and the Improved Property and all furniture, fixtures, equipment thereon or forming a part thereof or for which advances hereunder have been made free and clear of all other Liens, claims and encumbrances other than Liens permitted pursuant to Section 5.13 hereof;

     (iv) the Contractor shall have entered into an agreement with the Consulting Professional on behalf of the Trustee in form and substance satisfactory to the Trustee pursuant to which the Contractor shall agree that it shall not make any changes to the Plans or execute any change orders except as expressly permitted hereby and that in the event of a default of the Company under the Construction Contract or the bankruptcy of the Company the Contractor shall, at the election of the Trustee and the Consulting Professional continue to perform the Construction Contract on its then executory terms for the benefit of the Trustee;

     (v) the Contractor has delivered to the Consulting Professional a list of its subcontractors which is current as of the date of the certificate;

     (vi) it has received certified copies of duly executed counterparts of the Construction Agreement and the requisite permits, licenses and authorizations;

     (vii) it has received a copy of the Plans, satisfactory in form and content to the Trustee and the Consulting Professional.

     (viii) it has received the Budget, together with a cost breakdown and schedule for construction of the Qualified Substitute Boat or the Permitted Capital Expenditures setting forth all items of costs and expenses and estimating the construction trade schedules required to complete the construction and equipping of the Qualified Substitute Boat or the Permitted Capital Expenditures.

     (ix) it has received a critical path method schedule for completion of the construction and equipping of the Qualified Substitute Boat or the Permitted Capital Expenditures, which schedule shall be in form and substance satisfactory to the Consulting Professional; and

     (x) it has received an Officers' Certificate from the Company certifying that (A) the release of the Boat Conveyance Proceeds for the construction of the Qualified Substitute Boat or the Permitted Capital Expenditures complies with the terms and conditions of Section 4.4 of this Indenture, (B) there is no Default or Event of Default in effect or continuing on the date thereof (both before and after giving effect to the proposed use of the Boat Conveyance Proceeds), (C) the release of the Boat Conveyance Proceeds pursuant to the Company Order will not result in a Default or Event of Default hereunder, (D) the representations and warranties which are contained in the Indenture or any certificate, document or financial or other statement furnished under or in connection with the Indenture are correct on and as of the date of the advance as if made on and as of such date, (E) all utility services and facilities necessary for the construction of Permitted Capital Improvements without impediment or delay will be available at or within the boundaries of the Improved Property, and all utility services and facilities necessary for the operation of Permitted Capital Improvements for its intended purposes will be available at or within the boundaries of the Improved Property when needed, (F) all required permits, authorizations, licenses and certificates for the construction of the Qualified Substitute Boat or the Permitted Capital Improvements have been obtained and are in full force and effect on and as of such date, (G) expenditures have been made, or costs incurred, by the Company in a specified amount for the construction of the Qualified Substitute Boat or the Permitted Capital Expenditures, which shall be briefly described, and stating the fair value thereof to the Company at the date of the expenditure or incurrence thereof by the Company; (H) no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Boat Conveyance Proceeds in any previous or then pending application pursuant to this Section 11.4; (I) there is no outstanding Indebtedness, other than costs for which payment is being requested and customary retainage not to exceed ten per cent (10%); (J) the Qualified Substitute Boat or Permitted Capital Expenditures is necessary or desirable in the conduct of the business of the Company; (K) the Qualified Substitute Boat, if constructed in accordance with the Plans, will comply with all legal requirements; and (L) all conditions precedent to such release have been complied with.

  (j) All of the foregoing items and all other documents and legal matters in connection with the transactions contemplated by this Indenture shall be satisfactory in form and substance to the Trustee.

  (k) The Collateral Documents shall constitute a valid lien on the Collateral (including the Improved Property, unincorporated work and materials) for the full amount of the Boat Conveyance Proceeds advanced to and including such date. The Company shall deliver to the Trustee a title insurance policy, binder or endorsement on the date of each Company Order confirming that there has not been filed with respect to all or any part of the Improved Property any Lien which has not been discharged of record, other than as disclosed by surveys resulting from the prosecution of work pursuant to the approved Plans.

     (l) All materials and fixtures incorporated in the construction of the Qualified Substitute Boat or the Permitted Capital Expenditures shall have been purchased so that their absolute ownership shall have vested in the Company prior to the Trustee making advances of the Boat Conveyance Proceeds, the proceeds of which are used to purchase such materials and fixtures, and the Company shall have produced and furnished, if required by the Trustee, the contracts, bills of sale or other agreements under which title to such materials and fixtures is claimed.

  (m) The Consulting Professional and the Trustee shall have received a statement of the Company, in form and substance satisfactory to the Trustee, setting forth the names, addresses and amounts due or to become due as well as the amounts previously paid to every contractor, subcontractor, and supplier furnishing materials for or performing labor on the construction of any part of the Qualified Substitute Boat.

  (n) The Trustee shall have received and approved (i) an inspection report of the Consulting Professional covering the progress of construction, conformity of the work with the Plans, quality of work completed and percentage of work completed prepared in a professional manner in accordance with industry norms and (ii) an Officer's Certificate requesting such disbursement, satisfactory in form and substance to the Consulting Professional, with appropriate insertions, accompanied by true copies of unpaid invoices, receipted bills and lien waivers, and such other supporting information as the Consulting Professional may reasonably request.

  (o) All instruments relating to each advance and all actions taken on or prior to each advance shall be reasonably satisfactory to the Trustee, and the Trustee shall have been furnished with such documents, reports, certificates, affidavits and other information, in form and substance reasonably satisfactory to the Trustee, as the Trustee may require to evidence compliance with all of the provisions of the Indenture

  (p) The Company shall have furnished to the Trustee lien waivers and subordination agreements in form and substance reasonably satisfactory to the Consulting Professional from such contractors, subcontractors, suppliers and materialmen as the Consulting Professional may require, evidencing that they have been paid in full (less retainage) for all work performed or materials supplied to the date of the Company's request for such advance.

  (q) The Qualified Substitute Boat or the Permitted Capital Expenditures shall not have been materially damaged by fire or other casualty unless there shall have been received, by the Trustee or a person approved by the Trustee, insurance proceeds sufficient in the reasonable judgment of the Trustee after consultation with the Consulting Professional, to effect satisfactory restoration and completion of the Qualified Substitute Boat on or before the date that is fifteen months from the last day of the Waiting Period.

  (r) The Qualified Substitute Boat or the Permitted Capital Expenditures shall not be deemed completed for purposes of this Indenture until all of the conditions set forth in this subsection shall have been satisfied.

     (i) The Qualified Substitute Boat shall have been completed substantially in accordance with the Plans and accepted by the Company subject to completion of any minor "punch list" items having an aggregate cost to complete or repair not to exceed $100,000; and

     (ii) The Trustee shall have received the following, in each case in form and substance satisfactory to the Trustee:

     (A) evidence of the approval by all appropriate Governmental
Authorities of the Qualified Substitute Boat as being complete as to construction including, without limitation, a copy of a certificate of occupancy, if applicable, or other permits, certificates or authorizations as the Consulting
Professional deems appropriate

     (B) the certification of (1) the Architect and (2) the Contractor that to the best of their knowledge the Qualified Substitute Boat has been completed substantially in accordance with the Plans, that connection has been made to all appropriate utility facilities and that the Qualified Substitute Boat is ready for occupancy.

  (s) All other documentation required under Section 314(d) of the TIA and not described above shall be delivered to the Trustee with any Company Order delivered pursuant to the terms of this Section 11.4.

Section 11.5. INVESTMENT OF TRUST MONEYS.

All or any part of any Trust Moneys held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written direction of the Company, which shall specify the Cash Equivalents in which Trust Moneys shall be invested. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 11.5.

                                Article XII.

                                  GUARANTY

Section 12.1.  GUARANTY.

  (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors hereby irrevocably and unconditionally guarantees (the "Guaranty") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (w) the principal and premium (if any) of and interest on the Notes will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, or otherwise; (x) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (y) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

  (b) Each Guarantor hereby agrees that its obligations with regard to this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

  (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.1 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.1, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guaranty.

  (d) It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guaranty would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guaranty was made without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guaranty shall be reduced by such court if such reduction would result in the avoidance of such annulment, avoidance or subordination; PROVIDED, HOWEVER, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reduction, if any, required by this paragraph shall be determined in accordance with applicable law.

Section 12.2. CERTAIN BANKRUPTCY EVENTS.

Each Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

                                 Article XIII.

                                 MISCELLANEOUS

Section 13.1.  TIA CONTROLS.

If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

Section 13.2.  NOTICES.

Any notices or other communications to the Company, the Guarantors or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

  if to the Company or any Guarantor:

     Casino Magic of Louisiana Corp.
     c/o Casino Magic Corp.
     711 Casino Magic Drive
     Bay St. Louis. MS 39520
     Attention:  Chief Financial Officer

  with a copy to:

     Casino Magic Corp.
     711 Casino Magic Drive
     Bay St. Louis. MS 39520

  if to the Trustee:

     First Trust National Association
     180 East Fifth Street
     Saint Paul, Minnesota 55101
     Attention: Scott Strodthoff

The Company, the Guarantors or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed, when receipt if acknowledged, if telecopied; and 5 Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.3.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 13.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that the person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 13.6.  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 13.7.  LEGAL HOLIDAYS.

A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday in New York, New York, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.8.  GOVERNING LAW.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OR THE AFORESAID COURTS. THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 13.9.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company, the Guarantors or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.  NO RECOURSE AGAINST OTHERS.

A director, officer, employee, stockholder or incorporator, as such, of the Company or the Guarantors shall not have any liability for any obligations of the Company or the Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their reactions. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 13.11.  SUCCESSORS.

All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.12.  DUPLICATE ORIGINALS.

All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

Section 13.13.  SEVERABILITY.

In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 13.14.  TABLE OF CONTENTS, HEADINGS, ETC.

The Table of Contents, Reconciliation and Tie Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURE

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                        CASINO MAGIC OF LOUISIANA, CORP.

                                        By:  /s/ Robert Callaway
                                            Name: Robert Callaway
                                           Title: Secretary

Attest: ________________
                                        FIRST TRUST NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:  /s/ R. Prokosch
                                            Name: Richard Prokosch
                                           Title: Trust Officer

Attest: ________________

GUARANTORS:
                                        JEFFERSON CASINO CORPORATION

                                        By:  /s/ Robert Callaway
                                            Name: Robert Callaway
                                           Title: Secretary

Attest: ________________

                                                                   Exhibit A
                                 [FORM OF NOTE]
                       CASINO MAGIC OF LOUISIANA, CORP.

                           11 1/2 SENIOR SECURED NOTES
                                   DUE 1999

No.                                                           $

     Casino Magic of Louisiana Corp. a Louisiana corporation (hereinafter called the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______, or registered assigns, the principal sum of ________ Dollars, on November 13, 1999 or such earlier date as is provided for in the Indenture.

     Interest Payment Dates:  February 15, May 15, August 15, and November
15.

     Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated: May 13, 1996

                                         CASINO MAGIC OF LOUISIANA, CORP.

                                         By:  _____________________________

Attest:

__________________________
Secretary

              [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the Securities described in the within mentioned Indenture.


                                         _________________________________
                                         FIRST TRUST NATIONAL ASSOCIATION,
                                         as Trustee

                                         By:  ____________________________
                                              Authorized Signatory

                                         Dated:

                       CASINO MAGIC OF LOUISIANA, CORP.
                         11 1/2% Senior Secured Notes
                                 due 1999

1.   PRINCIPAL

     Casino Magic of Louisiana, Corp., a Louisiana corporation (the "Company"), promises to pay the principal amount of this Note to the Holder hereof on the date that is the third anniversary of the earlier of the following dates: (i) 180 days after May 13, 1996, and (ii) the first date that a riverboat casino is opened by the Company for public gaming play in Bossier City, Louisiana (the "Commencement Date").

     Notwithstanding the foregoing, from and after the first date on which the aggregate principal amount of Notes issued and outstanding under the Indenture is equal to or less than $17,500,000 (the "Release Date"), the principal amount of the Note, together with interest accrued thereon at a rate of 11 1/2% per annum, shall be paid by the Company to the Holder hereof quarterly in equal installments commencing on the first Interest Payment Date (as defined below) after the Release Date and ending on the Maturity Date.

     Notwithstanding all of the foregoing, from and after the date of the occurrence of an Adverse State Action (as such term is defined in the Indenture (the "Adverse State Action Date"), the principal amount of the Note, together with interest accrued thereon at a rate of 11 1/2% per annum, shall be paid by the Company to the Holder hereof quarterly in equal installments commencing on the first Interest Payment Date (as defined below) after the Adverse State Action Date and ending on the first Interest Payment Date immediately subsequent to the date that the Adverse State Action takes effect.

     In addition to the foregoing, subject to the terms of Section 3.1 of the Indenture, on each Interest Payment Date commencing November 15, 1996, and ending with the second Interest Payment Date after the Release Date occurs, the Company will unconditionally pay to each Holder such Holder's PRO RATA share of the Excess Cash Flow (as defined in the Indenture) for the fiscal quarter of the Company and the Guarantors ending on the Interest Payment Date immediately preceding such Interest Payment Date in reduction of the then outstanding principal amount of the Note by an amount equal to such Holder's PRO RATA share of the Excess Cash Redemption Amount (as defined below), in addition to any regularly scheduled principal payment due on such Interest Payment Date (if any); PROVIDED, HOWEVER, that the Company will pay to each Holder such Holder's PRO RATA share of the Excess Cash Flow for the last fiscal quarter of a fiscal year of the Company and the Guarantors on the SECOND Interest Payment Date following the last date of such last fiscal quarter of the fiscal year. The obligations of the Company under this paragraph shall continue notwithstanding an Adverse State Action.

     "EXCESS CASH REDEMPTION AMOUNT" for any Interest Payment Date means the amount of the Aggregate Excess Cash Flow to be paid to the Holders on such Interest Payment Date in reduction of the outstanding principal amount of the Notes TIMES a fraction, the numerator of which is 100 and the denominator of which is (100 plus the Excess Cash Redemption Premium for such Interest Payment Date).

     "EXCESS CASH REDEMPTION PREMIUM" means (i) on any Interest Payment Date occurring on or before the first anniversary of the Commencement Date, zero,
(ii) on any Interest Payment Date occurring on or after the first anniversary of the Commencement Date but on or before the second anniversary of the Commencement Date, ten percent (10%) TIMES a fraction, the numerator of which is the amount of calendar days having elapsed from and including the day after the first anniversary of the Commencement Date to and including such Interest Payment Date, and the denominator of which is three hundred and sixty-five (365), and (iii) on any Interest Payment Date occurring after the second anniversary of the Commencement Date but before the third anniversary of the Commencement Date, twenty percent (20%) TIMES a fraction, the numerator of which is the amount of calendar days having elapsed from and including the day after the second anniversary of the Commencement Date to and including such Interest Payment Date, and the denominator of which is three hundred and sixty-four (364).

2.   INTEREST

     Casino Magic of Louisiana, Corp., a Louisiana corporation (the "Company"), promises to pay interest from May 13, 1996 on the principal amount of this Note at a rate of 11 1/2% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 11 1/2% per annum compounded semi-annually.

The Company will pay interest quarterly on February 15, May 15, August 15, and November 15 of each year (each, an "Interest Payment Date"), commencing August 15, 1996. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 13, 1996. Interest will be computed on the basis of a 360-day year consisting of twelve 30 day months.

3.   METHOD OF PAYMENT.

     The Company shall pay principal of and interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to a Holder at the Holder's registered address.

Together with any installments of principal the Company will deliver to the Paying Agent or the Trustee a sufficient number of stickers, in form satisfactory to the Trustee, setting forth the outstanding principal amount of each Note after having given effect to such current principal payments, for delivery by the Trustee to the Holders for the purpose of affixing such stickers to their respective Notes. Upon delivery to the Paying Agent or the Trustee of this Note, the registered Holder hereof should receive a sticker together with such principal payment, which sticker will be affixed by the Paying Agent or the Trustee to the top of the front page of this Note atop all such previous stickers and which sticker will set forth the outstanding principal amount of this Note after having given effect to the current principal payment. Notwithstanding the foregoing, the Registrar will maintain a record of the outstanding principal amount of all
outstanding Notes.   Failure by the Trustee to affix such stickers shall in
no way affect the legality, validity, or transferability of this Note; PROVIDED, HOWEVER, that in the event of any discrepancy between the principal amount of this Note on its face and on the records of the Registrar, the records of the Registrar will govern absent manifest error.

4.   PAYING AGENT AND REGISTRAR.

     Initially, First Trust National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or Co-registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or Co-registrar.

5.   INDENTURE

     The Company issued the Notes under an Indenture, dated as of May 13, 1996 (the "Indenture"), between the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are senior, secured obligations of the Company limited in aggregate principal amount to $35,000,000.

6.   REDEMPTION.

     The Notes may be redeemed at any time, in whole or in part, at the election of the Company at the Redemption Price applicable for such Redemption Date. The Redemption Price of this Note if so optionally redeemed is the amount equal to the principal face amount of this Note TIMES the sum of one PLUS the Redemption Premium as of the Redemption Date of this Note.

     "REDEMPTION PREMIUM" when used with respect to this Note when redeemed or prepaid, in whole or in part, means (i) on any Redemption Date occurring on or before the first anniversary of the Commencement Date, zero, (ii) on any Redemption Date occurring on or after the first anniversary of the Commencement Date but on or before the second anniversary of the Commencement Date, ten percent (10%) TIMES a fraction the numerator of which is the amount of calendar days having elapsed from and including the day after the first anniversary of the Commencement Date to and including such Redemption Date and the denominator of which is three hundred and sixty-five (365), and (iii) on any Redemption Date occurring after the second anniversary of the Commencement Date and before the third anniversary of the Commencement Date, twenty percent (20%) TIMES a fraction the numerator of which is the amount of calendar days having elapsed from and including the day after the second anniversary of the Commencement Date to and including such Redemption Date and the denominator of which is three hundred and sixty-four (364).

     This Note may also be redeemed at any time pursuant to, and in accordance with, any order of any Gaming Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Board of Directors of the Company to prevent the loss, failure to obtain or material impairment or to secure the reinstatement, of any material Gaming License, where in any such case such redemption or acquisition is required to be found suitable or so qualified within a reasonable period of time.

     Any redemption of the Notes shall comply with Article III of the Indenture.

7.   NOTICE OF REDEMPTION.

     Notice of redemption will be mailed by first class mail at least 30 days but not more than 45 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price, including any accrued and unpaid interest to the Redemption Date.

8.   DENOMINATIONS; TRANSFER; EXCHANGE.

     The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

9.   PERSONS DEEMED OWNERS.

     The Registered Holder of a Note may be treated as the owner of it for all purposes.

10.  UNCLAIMED MONEY.

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

11.  DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

     If the Company at any time deposits into an irrevocable trust with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Notes).

12.  AMENDMENT; SUPPLEMENT; WAIVER.

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of a majority, and in certain cases at least two-thirds, in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Note.

13.  RESTRICTIVE COVENANTS.

     The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

14.  SECURITY.

     In order to secure the obligations under the Indenture, the Company, the Guarantors and the Trustee have entered into certain security agreements in order to create security interests in and liens upon certain assets and properties of the Company and the Guarantors.

15.  GAMING LAWS.

     The rights of the Holder of this Note and any owner of any beneficial interest in this Note are subject to the Gaming Laws and the jurisdiction and requirements of the Gaming Authorities and the further limitations and requirements set forth in the Indenture.

16.  SUCCESSORS.

     When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

17.  DEFAULTS AND REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the
Indenture.   The Trustee may require indemnity satisfactory to it before it enforces the Indenture of the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

18.  TRUSTEE DEALINGS WITH COMPANY.

     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

19.  NO RECOURSE AGAINST OTHERS.

     No stockholder, director, officer, employee or incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Notes or the Indenture. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

20.  AUTHENTICATION.

     This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

21.  ABBREVIATIONS AND DEFINED TERMS.

     Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not, as tenants in common), CUST (=Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.  CUSIP NUMBERS.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                            [FORM OF ASSIGNMENT]

I or we assign this Note to
__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
          (Print or type name, address and zip code of assignee)

     Please insert Social Security or other identifying number of assignee _________ and irrevocably appoint ________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: __________ Signed:  ______________________________________

__________________________________________________________________________
(Sign exactly as your name appears on the other side of this Note)

                                                                   EXHIBIT B

                               FORM OF GUARANTY


     For value received, ________________, a _______________ corporation, hereby unconditionally guarantees to the Holder of the Note upon which this Guaranty is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Note and this Guaranty were issued, of the principal of, premium (if any) and interest on such Note when and as the same shall become due and payable for any reason according to the terms of such Note and which this Guaranty is endorsed will not become effective until the Trustee signs the certificate of authentication on such Note.

                                         __________________________________

                                         By:  _____________________________

                                         Attest: __________________________

                                                                   EXHIBIT C
                          TAX ALLOCATION AGREEMENT


     Agreement effective as of May 31, 1992, by and among Casino Magic Corp. "(Parent)" and each of its undersigned subsidiaries.

                                WITNESSETH

     WHEREAS, the parties hereto are members of an affiliated group "(Affiliated Group)" as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, such Affiliated Group will file a U.S. consolidated income tax return for its tax year 1992 and is required to file consolidated tax returns for subsequent years; and

     WHEREAS, it is the intent and desire of the parties hereto that a method be established for allocating the consolidated tax liability of the Affiliated Group among its members, for reimbursing the Parent for payment of such tax liability, for compensating any party for use of its losses or tax credits, and to provide for the allocation and payment of any refund arising from a carryback of losses or tax credits from subsequent tax years.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

     1. A U.S. consolidated income tax return shall be filed by the Parent for the tax year ended December 31, 1992, and for each subsequent taxable period in respect of which this agreement is in effect and for which the Affiliated Group is required or permitted to file a consolidated
tax return.   Each subsidiary shall execute and file such consents,
elections, and other documents that may be required or appropriate for the proper filing of such returns.

     2.     a.     For each tax period, each member of the Affiliated Group
shall compute its separate tax liability as if it had filed a separate tax return and shall pay such amount to the Parent. For purposes of this agreement, any liability for alternative minimum tax shall be treated as part of the member's separate tax liability.

            b. The separate return tax liability of each member shall be computed in a manner consistent with the provisions of Regulation Sec. 1.1552- 1(a)(2)(ii), provided that the carryover of any tax attribute from a prior tax year that is not available in determining the consolidated tax liability of the group for such taxable period shall be disregarded.

            c. Parent shall file on behalf of the Affiliated Group a consolidated federal income tax return and shall make all payments required to be paid to the Internal Revenue Service in satisfaction of the Federal income tax liability (including estimated taxes and additions to tax, penalties and interest) of the Affiliated Group. Payments made pursuant to Sections 2, 3, and 6 hereof shall be the only payments required to be made by any member of the Affiliated Group in respect of the consolidated Federal income tax liability of the Affiliated Group for any taxable year.

     3. Payment of the consolidated tax liability for a taxable period shall include the payment of estimated tax installments due for such taxable period, and each subsidiary shall pay to the Parent its share of each payment within ten days of receiving notice of such payment from the Parent, but in no event later than the due date for each such payment. Any amounts paid by a subsidiary on account of a separate return or separate estimated payments that are credited against the consolidated tax liability of the Affiliated Group shall be included in determining the payments due from such subsidiary. Any overpayment of estimated tax should be refunded to the subsidiary.

     4. If for any taxable period the separate return liability of any member of the Affiliated Group, including the Parent, exceeds the consolidated tax liability for such period as a result of any excess losses or tax credits of one or more members (a "loss member"), then the Parent shall pay to each such loss member its allocable portion of such excess amount within ten days after the date of filing on the consolidated return for such period.

     5. If part or all of an unused loss or tax credit is allocated to a member of the Affiliated Group pursuant to Regulation Sec. 1.1502-79, and is carried back or forward to a year in which such member filed a separate return or a consolidated return with another affiliated group, any refund or reduction in tax liability arising from the carryback or carryover shall be retained by such member. Notwithstanding the above, the Parent shall determine in its sole discretion whether an election shall be made not to carry back part or all of a consolidated net operating loss for any tax year in accordance with Section 172(b)(3).

     6. If the consolidated tax liability is adjusted for any taxable period, whether by means of an amended return, claim for refund, or after a tax audit by the Internal Revenue Service, the liability of each member shall be recomputed to give effect to such adjustments, and in the case of a refund, the Parent shall make payment to each member for its share of the refund received by Parent, determined in the same manner as in paragraph 2 above, within ten days after the refund is received by the Parent, and in the case of an increase in tax liability, each member shall pay to the Parent its allocable share of such increased tax liability within ten days after receiving notice of such liability from the Parent.

     7. If during a consolidated return period the Parent or any subsidiary acquires or organizes another corporation that is required to be included in the consolidated return, then such corporation shall join in and be bound by this agreement.

     8. Each subsidiary hereby agrees to join in any state, city, or local combined or similar income or franchise tax return to be filed by any group of corporations of which Parent is or shall become a member for all taxable periods for which it is so requested from time to time by Parent, and to take no action inconsistent therewith. In the event a subsidiary is included in a combined, joint, consolidated, or unitary state income or franchise tax return with any member of the Affiliated Group, the parties shall allocate and pay such taxes and compensate for the use of tax losses or tax credits in a manner consistent with the approach provided in this agreement for federal income taxes. Payments made pursuant to the preceding sentence will be deemed deductible pursuant to Section 164 for purposes of computing the separate return tax liability of a subsidiary pursuant to Section 2(b) hereof.

     9. This agreement shall apply to the tax year ending December 31, 1992, and all subsequent taxable periods unless the Parent and the subsidiaries agree to terminate the agreement. Notwithstanding such termination, this agreement shall continue in effect with respect to any payment or refunds due for all taxable periods prior to termination.

     10. This agreement shall be binding upon and inure to the benefit of any successor, whether by statutory merger, acquisition of assets, or otherwise, to any of the parties hereto, to the same extent as if the successor had been an original party to the agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized representatives on May 9, 1996.

                                        Casino Magic Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Mardi Gras Casino Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Biloxi Casino Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Casino Magic Finance Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Bay St. Louis Casino Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Casino Magic Mang. Serv. Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Jefferson Casino Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Carolina Magic Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Casino One Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Boston Casino Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Crawford County Casino Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Magic Resorts Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        St. Louis Casino Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Gateway Casino Co. of St. Louis
                                        by:  ______________________________
                                        its: ______________________________

                                        C-M of Louisiana, Inc.
                                        by:  ______________________________
                                        its: ______________________________

                                        Bucks County Casino Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Delta Casino Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Maverick Casino Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Kansas Magic Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Coastal Land of Florida, Inc.
                                        by:  ______________________________
                                        its: ______________________________

                                        Casino Magic American Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Gulfport Casino Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Mobile Casino Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Iowa Magic Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Atlantic Pacific Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        625 Corp.
                                        by:  ______________________________
                                        its: ______________________________

                                        Casino Advertising, Inc.
                                        by:  ______________________________
                                        its: ______________________________

                                                                   EXHIBIT D

                        JCC Real Property Description

(1) TRACT "A". A TRACT OF LAND LOCATED IN SECTION 32, T18N-R13W, BOSSIER CITY, BOSSIER PARISH, AND/OR SECTIONS 31, 32 OR 33, T18N-R13W, CADDO PARISH, LOUISIANA. SAID TRACT BEING MORE FULLY DESCRIBED AS FOLLOWS:

BEGINNING AT A FOUND 1/2" DIAMETER IRON ROD BEING THE SOUTHWEST CORNER OF LOT 35, COOK SUBDIVISION, AS RECORDED IN BOOK 141, PAGE 11 OF THE CONVEYANCE RECORDS OF BOSSIER PARISH, RUN THENCE SOUTH 65_05'05" EAST ALONG THE SOUTH LINE OF SAID COOK SUBDIVISION A DISTANCE OF 384.69 FEET TO A FOUND 1/2" DIAMETER IRON ROD,

THENCE RUN SOUTH 12_56'40" WEST A DISTANCE OF 150.37 FEET TO A FOUND 1/2" DIAMETER CRIMP TOP IRON PIPE,

THENCE RUN SOUTH 60_12'49" EAST A DISTANCE OF 168.20 FEET TO A FOUND 5/8" DIAMETER IRON ROD,

THENCE RUN SOUTH 26_06'32" WEST A DISTANCE OF 251.31 FEET TO A FOUND 1/2" DIAMETER IRON ROD BEING ON THE NORTHERLY RIGHT-OF-WAY LINE OF WOODLAWN STREET,

THENCE RUN NORTH 70_42'00" WEST ALONG THE NORTHERLY RIGHT-OF-WAY LINE OF WOODLAWN STREET A DISTANCE OF 575.91 FEET TO A FOUND 1/2" DIAMETER IRON PIPE BEING AT THE INTERSECTION OF THE NORTHERLY RIGHT-OF-WAY LINE OF WOODLAWN STREET WITH THE EASTERLY RIGHT-OF-WAY LINE OF KAYWOOD COURTS,

THENCE RUN NORTH 23_05'00" EAST ALONG THE EASTERLY RIGHT-OF-WAY LINE OF KAYWOOD COURTS A DISTANCE OF 140.56 FEET TO A FOUND 1/2" DIAMETER IRON PIPE,

THENCE RUN NORTH 24_48'39" EAST ALONG THE EASTERLY RIGHT-OF-WAY LINE OF KAYWOOD COURTS A DISTANCE OF 328.51 FEET TO THE POINT OF BEGINNING.

SAID TRACT CONTAINING 5.2319 ACRES.

(2) TRACT "B".A TRACT OF LAND LOCATED IN SECTION 32, T18N-R13W, BOSSIER CITY, BOSSIER PARISH, AND/OR SECTIONS 31, 32 OR 33, T18N-R13W, CADDO PARISH, LOUISIANA. SAID TRACT BEING MORE FULLY DESCRIBED AS FOLLOWS:

BEGINNING AT A FOUND 3/4" DIAMETER CRIMP TOP IRON PIPE BEING THE SOUTHEAST CORNER OF LOT 8, KAYWOOD SUBDIVISION, AS RECORDED IN BOOK 339, PAGE 229 OF THE CONVEYANCE RECORDS OF BOSSIER PARISH, RUN THENCE SOUTH 28_05'04" WEST A DISTANCE OF 335.76 FEET TO A SET 1/2" DIAMETER IRON ROD BEING ON THE FORMER NORTHERLY HIGH BANK OF THE RED RIVER,

THENCE RUN NORTHWESTERLY ALONG THE FORMER HIGH BANK OF THE RED RIVER A DISTANCE OF 614.30 FEET, NORTH 55_22'23" WEST TO A FOUND 1" DIAMETER IRON PIPE,

THENCE RUN NORTH 24_48'49" EAST A DISTANCE OF 897.25 FEET TO A FOUND 1/2" DIAMETER IRON ROD BEING ON THE SOUTH LINE OF LOT 34, COOK SUBDIVISION, AS RECORDED IN BOOK 141, PAGE 11 OF THE CONVEYANCE RECORDS OF BOSSIER PARISH,

THENCE RUN SOUTH 65_02'25" EAST ALONG THE SOUTH LINE OF LOT 34, A DISTANCE OF 9.58 FEET TO A FOUND 1/2" DIAMETER IRON ROD BEING ON THE WESTERLY RIGHT-OF-WAY LINE OF KAYWOOD COURTS,

THENCE RUN SOUTH 24_47'37" WEST ALONG THE WESTERLY RIGHT-OF-WAY LINE OF KAYWOOD COURTS A DISTANCE OF 329.85 FEET TO A FOUND 1/2" DIAMETER IRON PIPE,

THENCE RUN SOUTH 22_34'14" WEST ALONG THE WESTERLY RIGHT-OF-WAY LINE OF KAYWOOD COURTS A DISTANCE OF 194.43 FEET TO A FOUND 5/8" DIAMETER IRON ROD BEING AT THE INTERSECTION OF THE WESTERLY RIGHT-OF-WAY LINE OF KAYWOOD COURTS WITH THE SOUTHERLY RIGHT-OF-WAY LINE OF WOODLAWN STREET,

THENCE RUN SOUTH 70_42'00" EAST ALONG THE SOUTHERLY RIGHT-OF-WAY LINE OF WOODLAWN STREET A DISTANCE OF 5.17 FEET TO A FOUND 5/8" DIAMETER IRON ROD,

THENCE RUN SOUTH 19_18'00" WEST ALONG THE WEST LINE OF LOT 1, KAYWOOD SUBDIVISION, UNIT 2, AS RECORDED IN BOOK 450, PAGE 113 OF THE CONVEYANCE RECORDS OF BOSSIER PARISH, A DISTANCE OF 200.26 FEET TO A SET 1/2" DIAMETER IRON ROD BEING THE SOUTHWEST CORNER OF LOT 1,

THENCE RUN SOUTH 70_42'00" EAST ALONG THE SOUTH LINE OF KAYWOOD SUBDIVISION UNIT 2 AND KAYWOOD SUBDIVISION A DISTANCE OF 585.48 FEET TO THE POINT-OF-BEGINNING,

AND ALL THAT LAND LYING BETWEEN THE SOUTHERLY MOST LINE OF SAID DESCRIBED TRACT AND THE EXISTING HIGH BANK OF THE RED RIVER, AND LYING BETWEEN THE PROJECTED LINES OF THE EASTERLY AND WESTERLY BOUNDARIES OF SAID DESCRIBED TRACT,

SAID TOTAL TRACT CONTAINING 4.914 ACRES.

(3) TRACT "C".A TRACT OF LAND LOCATED IN SECTION 32, T18N-R13W, BOSSIER CITY, BOSSIER PARISH, AND/OR SECTIONS 31, 32 OR 33, T18N-R13W, CADDO PARISH, LOUISIANA, AND BEING A PORTION OF LOT 34, COOK SUBDIVISION, AS RECORDED IN BOOK 141, PAGE 11, OF THE CONVEYANCE RECORDS OF BOSSIER PARISH. SAID TRACT MORE FULLY DESCRIBED AS FOLLOWS:

BEGINNING AT A FOUND 1/2" DIAMETER IRON ROD BEING THE SOUTHWEST CORNER OF LOT 34, RUN THENCE NORTH 29_35'39" EAST ALONG THE WEST LINE OF LOT 34 A DISTANCE OF 165.24 FEET TO A FOUND 1/2" DIAMETER IRON PIPE BEING ON THE SOUTH RIGHT-OF-WAY LINE OF INTERSTATE 20,


THENCE RUN SOUTH 82_32'09" EAST ALONG THE SOUTH RIGHT-OF-WAY LINE OF INTERSTATE 20 A DISTANCE OF 58.03 FEET TO A FOUND 1/2" DIAMETER IRON PIPE BEING ON THE WESTERLY RIGHT-OF-WAY LINE OF KAYWOOD COURTS,

THENCE RUN SOUTH 29_33'17" WEST ALONG THE WESTERLY RIGHT-OF-WAY LINE OF KAYWOOD COURTS A DISTANCE OF 190.07 FEET TO A FOUND 1/2" DIAMETER IRON ROD BEING ON THE SOUTH LINE OF LOT 34,

THENCE RUN NORTH 65_02'25" WEST ALONG THE SOUTH LINE OF LOT 34 A DISTANCE OF
9.58 FEET TO A FOUND 1/2" DIAMETER IRON ROD,

THENCE RUN NORTH 55_34'42" WEST ALONG THE SOUTH LINE OF LOT 34 A DISTANCE OF
44.49 FEET TO THE POINT OF BEGINNING,

SAID TRACT CONTAINING 0.22 ACRES.

(4) TRACT "D".A TRACT OF LAND LOCATED IN SECTION 32, T18N-R13W, BOSSIER CITY, BOSSIER PARISH, AND/OR SECTIONS 31, 32 OR 33, T18N-R13W, CADDO PARISH, LOUISIANA. SAID TRACT BEING MORE FULLY DESCRIBED AS FOLLOWS:

BEGINNING AT A FOUND 1/2" DIAMETER CRIMP TOP IRON PIPE BEING THE SOUTHWEST CORNER OF LOT 114, RIVERSIDE SUBDIVISION AS RECORDED IN BOOK 60, PAGE 157 OF THE CONVEYANCE RECORDS OF BOSSIER PARISH, LOUISIANA, RUN THENCE SOUTH 70_23'37" EAST ALONG THE REAR LINE OF RIVERSIDE SUBDIVISION A DISTANCE OF
248.66 FEET TO A FOUND 1" DIAMETER IRON PIPE,

THENCE RUN SOUTH 29_01'37" WEST AND PARALLEL WITH THE EASTERLY LINE OF LOT 110 OF RIVERSIDE SUBDIVISION A DISTANCE OF 1021.25 FEET TO A FOUND 1" DIAMETER IRON PIPE, BEING ON THE FORMER HIGH BANK OF THE RED RIVER,

THENCE RUN NORTH 62_19'02" WEST ALONG THE FORMER HIGH BANK OF THE RED RIVER A DISTANCE OF 127.28 FEET TO A POINT, WHICH IS ON THE PROJECTION OF THE WESTERLY LINE OF LOT 112, RIVERSIDE SUBDIVISION,

THENCE CONTINUE NORTH 64_07'56" WEST ALONG THE FORMER HIGH BANK OF THE RED RIVER A DISTANCE OF 101.11 FEET TO A SET 1/2" DIAMETER IRON ROD, LOCATED ON THE PROJECTION OF THE EASTERLY LINE OF LOT 8, KAYWOOD SUBDIVISION,

THENCE RUN NORTH 28_05'04" EAST A DISTANCE OF 335.76 FEET TO A FOUND 3/4" DIAMETER CRIMP TOP IRON PIPE BEING THE SOUTHEAST CORNER OF LOT 8 KAYWOOD SUBDIVISION AS RECORDED IN BOOK 339, PAGE 229 OF THE CONVEYANCE RECORDS OF BOSSIER PARISH,

THENCE CONTINUE NORTH 28_05'04" EAST ALONG THE EASTERLY LINE OF LOT 8 A DISTANCE OF 202.64 FEET TO A FOUND 2" DIAMETER IRON PIPE BEING THE NORTHEAST CORNER OF LOT 8,

THENCE CONTINUE NORTH 28_05'04" EAST A DISTANCE OF 50.65 FEET TO A FOUND 1/2" DIAMETER IRON ROD,

THENCE RUN NORTH 26_06'32" EAST A DISTANCE OF 251.31 FEET TO A FOUND 5/8" DIAMETER IRON ROD,

THENCE RUN NORTH 31_05'36" EAST A DISTANCE OF 149.25 FEET TO THE POINT OF BEGINNING,

AND ALL THAT LAND LYING BETWEEN THE SOUTHERLY MOST LINE OF SAID DESCRIBED TRACT AND THE EXISTING HIGH BANK OF THE RED RIVER, AND LYING BETWEEN THE PROJECTED LINES OF THE EASTERLY AND WESTERLY BOUNDARIES OF SAID DESCRIBED TRACT,

SAID TOTAL TRACT CONTAINING 5.753 ACRES.

(5) LOTS 1, 2 AND 4, KAYWOOD SUBDIVISION, UNIT NO. 2, A SUBDIVISION OF BOSSIER PARISH, AND/OR CADDO PARISH, LOUISIANA AS PER PLAT RECORDED IN BOOK 450, PAGE 113 OF THE CONVEYANCE RECORDS OF BOSSIER PARISH, LOUISIANA,

(6) LOTS 6, 7 AND 8 KAYWOOD SUBDIVISION, A SUBDIVISION OF BOSSIER PARISH, AND/OR CADDO PARISH, LOUISIANA, AS PER PLAT RECORDED IN BOOK 339, PAGE 229 OF THE CONVEYANCE RECORDS OF BOSSIER PARISH, LOUISIANA.

(7) LOTS 110, 111 AND 112, RIVERSIDE SUBDIVISION, A SUBDIVISION OF BOSSIER PARISH, AND/OR CADDO PARISH, LOUISIANA, AS PER PLAT RECORDED IN BOOK 60, PAGE 157 OF THE CONVEYANCE RECORDS OF BOSSIER PARISH, LOUISIANA, LESS A STRIP OF LAND SEVEN (7') FEET IN WIDTH RUNNING BACK BETWEEN PARALLEL LINES ALONG THE ENTIRE EASTERLY SIDE OF LOT 110.

Together with all the buildings and improvements situated on the above described Land and all appurtenances, rights, ways, privileges, servitudes, prescriptions and advantages thereunto belonging or in anywise appertaining, including, but without limitation, all component parts of the above described Land, and all component parts of any building or other construction located on the above described Land, now or hereafter a part of or attached to said Land or used in connection therewith.

                                    EXHIBIT E

Indebtedness of JCC under that certain Promissory Note, dated May 3, 1996, issued by JCC and C-M of Louisiana, Inc. (n/k/a JCC) to Mark G. George, in the original principal amount of $6,800,000, and under all agreements and documents delivered by JCC in connection with such note.